                                                                  EXHIBIT 10.7

                          SOFTWARE LICENSE AGREEMENT
                          --------------------------

     THIS SOFTWARE LICENSE AGREEMENT (the "Agreement"), dated July 11, 1998 (the "Effective Date"), is between CHORDIANT SOFTWARE, INC., a Delaware corporation ("Chordiant"), and ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation ("EDS").

                              W I T N E S S E T H:

     WHEREAS, EDS desires to have the right to license computer software programs and to obtain services from Chordiant for EDS' Centrobe business or successor organizations as designated by EDS from time to time; and

     WHEREAS, Chordiant is willing to provide computer software programs and services to EDS in accordance with the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received and to be received, Chordiant and EDS agree as follows:


                 ARTICLE I.  AGREEMENT, TERM, AND DEFINITIONS
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1.1  Agreement and Term.  The parties agree that the terms and conditions of
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     this Agreement apply to Chordiant's provision of computer software programs and services to EDS for EDS' Centrobe customers. The term of this Agreement commences on the Effective Date and the Agreement shall continue to be in effect until terminated by either party as set forth in this Agreement.

1.2  Certain Definitions.  The following definitions apply to this Agreement:
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     (a) "Affiliate" means any entity controlling, controlled by or under common control with either party. For purposes of this Agreement, control means operational control in which the controlling entity has either (i) fifty one percent (51%) or more of the equity interest, or
          (ii) the maximum percentage of the equity interest allowed by local law, based on the entity's location or state of incorporation, as applicable, whichever is less.

     (b) "Applicable Specifications" means the functional, performance, operational, compatibility, and other specifications or characteristics of a Product described in applicable Documentation and such other specifications or characteristics of a Product agreed upon in writing by the parties.

     (c) "Documentation" means user guides, operating manuals, education materials, product descriptions and specifications, technical manuals, supporting materials, and other information provided, or to be provided, by Chordiant to EDS relating to the Products or used in conjunction with the Services, whether distributed in print, magnetic, electronic, or video format, in effect as of the date (i) a Product is shipped to or is accepted by EDS, as applicable, or (ii) the Service is provided to EDS.

     (d) "Employee" means those employees, agents, subcontractors, consultants, and representatives of Chordiant provided or to be provided by Chordiant to perform Services pursuant to this Agreement.

     (e) "Licensed Software" means computer programs in object code (including micro code) provided or to be provided by Chordiant pursuant to this Agreement. The definition of Licensed Software also includes any enhancements, translations, modifications, updates, releases, or other changes to Licensed Software which are provided or to be provided as part of Chordiant's performance of warranty Service obligations or pre-paid support Services pursuant to this Agreement.

     (f) "Products" means, individually or collectively as appropriate, Licensed Software, Documentation, and Work Products (as later defined in this Agreement), provided or to be provided by Chordiant pursuant to this Agreement.

     (g) "Services" includes, but is not limited to, installation, education, acceptance testing, support, development, warranty, and time and materials services, provided or to be provided by Chordiant pursuant to this Agreement.

     (h) "Site" means geographically contiguous buildings, each of which, in whole or in part, is occupied or accessed by EDS or a customer of EDS. "Geographically contiguous" means adjacent tracts or parcels of real property separated, if at all, only by publicly dedicated rights of way or private easements.

     (i) "Source Code" means the instructions regarding the Licensed Software expressed in the high-level technical and specialized programming language in which the programmer wrote the software program.

     (j) "Warranty Period" means the period specified in Section 5.1(e) of this Agreement during which Chordiant is obligated to perform its warranty obligations.


                         ARTICLE II.  PURCHASE ORDERS
                         ----------------------------

2.1  Preparation of Purchase Orders.  Chordiant agrees that computer software
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     programs and services which Chordiant generally makes available to other customers shall be made available to EDS under the terms and conditions of this Agreement. EDS may reasonably request non-confidential information about computer software programs and services in order to prepare purchase orders and Chordiant shall promptly provide to EDS, at no charge, sufficiently detailed non-confidential information which is responsive to EDS' request. From time to time and/or at EDS' request, Chordiant shall provide written information to EDS about computer software programs and services, and new releases, versions or options related thereto, available or to be available from Chordiant.

2.2  Issuance and Acceptance of Purchase Orders.  References in this Section
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     to purchase orders also apply to alterations to Purchase Orders (as later defined in this Section). The following governs the issuance and acceptance of purchase orders under this Agreement:

     (a) EDS may issue to Chordiant written purchase orders identifying the Licensed Software and Services EDS desires to obtain from Chordiant. Each purchase order may include other terms and conditions applicable to the Licensed Software and Services ordered; such other terms shall be consistent with the terms and conditions of this Agreement, or shall be necessary to place a purchase order, such as billing and shipping information, required delivery dates, installation locations, and Charges (as later defined in this Agreement).

     (b) Chordiant shall promptly accept purchase orders by providing to EDS a written or an oral acceptance of such purchase order, or by commencing performance pursuant to such purchase order. Chordiant shall accept purchase orders which do not establish new or conflicting terms and conditions from those set forth in this Agreement. Chordiant shall also accept purchase orders incorporating terms and conditions which have been separately agreed upon in writing by the parties. Notwithstanding the forgoing, Chordiant shall have the right to reject purchase orders for Services due to an inability to meet the delivery or commencement dates set forth in such purchase orders by promptly providing written notice to EDS of such inability and alternative dates that can be met by Chordiant.

     (c) Chordiant may reject a purchase order which does not meet the conditions described in subsection (b) above by promptly providing to EDS a written explanation of the reasons for such rejection. Chordiant shall accept an alteration to the originally issued purchase order if such alteration remedies the items set forth in Chordiant's written rejection.

     Purchase orders accepted in accordance with this Section are referred to as "Purchase Orders." EDS shall have no responsibility or liability for Licensed Software or Services provided without a Purchase Order so long as EDS returns such Licensed Software to Chordiant, at Chordiant's expense.

2.3  Purchase Order Alterations.  EDS may issue an alteration to a Purchase
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     Order in order to, without limitation, (i) change a location for delivery,
     (ii) reasonably modify the quantity or type of Licensed Software and Services to be delivered or performed, (iii) implement any reasonable change or modification as required by or permitted in this Agreement, (iv) correct typographical or clerical errors, or (v) order Licensed Software or Services which are of superior quality, or are enhancements to or are new releases or new options of the Licensed Software or Services set forth in the Purchase Order. Notwithstanding the forgoing, Chordiant shall have the right to reject purchase order alterations for Services due to an inability to meet the delivery or commencement dates if such inability is caused by such alteration, by promptly providing written notice to EDS of such inability and alternative dates that can be met by Chordiant

2.4  Evaluation Purchase Orders. EDS may issue a purchase order to Chordiant for
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     Product evaluation by EDS in accordance with the following:

     (a) The evaluation period shall not exceed thirty (30) days (the "Evaluation Period") unless otherwise agreed upon by the parties in writing.

     (b) During the Evaluation Period, the Products shall be used by EDS in a non-production environment.

     (c) Chordiant shall provide the Products listed in the evaluation Purchase Order to EDS and shall pay all related transportation costs.

     (d) Licensed Software provided pursuant to an evaluation Purchase Order shall be protected by EDS in accordance with the non-disclosure requirements specified in this Agreement which are applicable to Licensed Software.

     (e) EDS and Chordiant must mutually agree to Services required during the Evaluation Period, EDS shall pay Chordiant for such Services as per the Charges listed in Exhibit B of this Agreement, or as mutually agreed by the parties. If no agreement is reached as to the amount of Services required then Chordiant may reject such Evaluation Purchase Order.

     (f) At the conclusion of the Evaluation Period, EDS shall have the option of: (i) acquiring such Products pursuant to this Agreement, (ii) returning such Products to Chordiant at EDS' expense without obligation to Chordiant, and (iii) destroying all copies of such Products.

     (h) Products which Chordiant and EDS agree to be the subject of beta testing by EDS shall be subject to a separate agreement between the parties containing applicable beta test terms and conditions.

2.5  Cancellation of Purchase Orders. Except as otherwise agreed upon by the
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     parties, EDS may cancel all or a portion of a Purchase Order relating to Product(s), without charge or penalty up to ten (10) calendar days prior to the scheduled delivery date of the affected Product(s). In the event EDS cancels a Purchase Order or any portion thereof within ten (10) calendar days of the scheduled delivery date, as Chordiant's sole and exclusive remedy and EDS' sole liability, EDS shall reimburse Chordiant the direct, verifiable, non-recoverable expenses incurred by Chordiant as a result of such cancellation. Purchase Orders, or portions thereof, for Services may be canceled as specified in the applicable sections of this Agreement.


          ARTICLE III.  PROVISION OF LICENSED SOFTWARE AND SERVICES
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3.1  General. EDS is entitled to obtain Licensed Software and Services for
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     the benefit of and use by Affiliates of EDS if such use is on behalf of EDS' Centrobe business. Such Affiliates and their respective employees are entitled to use the Licensed Software and Services in accordance with this Agreement and have and are entitled to all rights, benefits, and protections granted to EDS pursuant to this Agreement with respect to such Licensed Software and Services. However, an Affiliate of EDS shall only be entitled to obtain Licensed Software and Services directly from Chordiant pursuant to this Agreement if EDS so provides written notice to Chordiant. EDS is responsible for compliance by its Affiliates with the terms and conditions set forth in this Agreement. EDS and its Affiliates have the right to transfer (pursuant to Section 4.3 "Transfer of Licensed Software"), or remarket the Licensed Software and Services to third parties.

3.2  Transportation of Licensed Software. Chordiant shall deliver Licensed
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     Software to EDS on the delivery date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Charges for transportation of Licensed Software shall be paid by Chordiant. The method and mode of all transportation shall be those selected by Chordiant.

3.3  Risk of Loss. All risk of loss of, or damage to, Licensed Software
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     shall be borne by Chordiant until receipt of delivery of such Licensed Software by EDS. Chordiant agrees to insure Licensed Software until receipt of delivery of such Licensed Software by EDS. If loss to or damage of

     Licensed Software occurs prior to receipt of delivery by EDS, Chordiant shall immediately provide a replacement item or, if Licensed Software is not immediately replaceable, Chordiant shall give EDS highest priority for the provision of replacement Licensed Software.

3.4  Installation of Licensed Software. If installation is set forth in
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     the governing Purchase Order or is included in the Charge for Licensed Software, Chordiant shall install Licensed Software in good working order at the designated location on or before the installation date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Installation Services shall include performance of Chordiant's usual and customary diagnostic tests to determine the operational status of the Licensed Software. Chordiant shall inform EDS of any education Services which are included with installation, and such education may be performed at a time mutually agreed upon by Chordiant and EDS.

3.5  Right to Cancel for Delays. In the event of a delay in delivery of
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     all or any portion of Licensed Software listed on a Purchase Order or Licensed Software listed on a series of Purchase Orders which relate to a specific project or request for proposal (the Licensed Software listed on such series of Purchase Orders referred to as "Related Licensed Software"), or in the event of a delay in the performance of Services which is not excused in this Agreement, EDS may cancel without charge all or any portion of the Licensed Software, Related Licensed Software or Services for which delivery or performance has been so delayed. If, in EDS' opinion, the delivered Licensed Software or Related Licensed Software are not operable without the remaining undelivered Licensed Software or Related Licensed Software, EDS may, at Chordiant's expense, return any delivered Licensed Software or Related Licensed Software to Chordiant. EDS shall not be liable for any expenses incurred by Chordiant for canceled, undelivered, or returned Licensed Software or Related Licensed Software. EDS shall receive a refund of all amounts paid to Chordiant with respect to the canceled and/or returned Licensed Software, Related Licensed Software and Services.

3.6  Resale of Products by EDS. During the term of this Agreement, EDS may
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     promote and resell Product licenses, in conjunction with EDS providing systems integration, outsourcing or facilities management services to a customer of EDS ("ITS Customer"), in accordance with the following terms and conditions:

     (a) Charges for Purchase Orders identified for resale of Product licenses shall be as set forth in Exhibit B.

     (b) For a Purchase Order not identified as subject to Auto Payment as defined in Section 6.3, Chordiant may invoice EDS for resale products upon delivery and payment will be made in accordance with the provisions of Section 6.4, Payment Through Invoicing.

     (c) Chordiant shall extend the same warranties and indemnifications, with respect to Products resold by EDS hereunder, as Chordiant extends to other end user customers.

     (d) The term of agreements, warranties and indemnities extended by Chordiant to an ITS Customer shall commence upon delivery of a Product to an ITS Customer and the ITS Customer shall be governed by Chordiant's then current End User Software License Agreement, which may be changed by Chordiant from time to time but is substantially similar to Exhibit H, from the delivery date to such ITS Customer. EDS shall not resell Product without first obtaining an End User Software License Agreement signed by Chordiant and ITS Customer.

     (e) Chordiant shall make available to ITS Customers all training, technical support and other services related to the Products that are currently generally available or that may be generally available by Chordiant to other end user customers.

     (f) During the term that EDS is providing services to an ITS Customer, EDS shall have authorized access to Licensed Software acquired under this
          Section 3.6, in accordance with the provisions of Exhibit F, titled "Reseller Access Authorization".


3.7  Time and Materials Services. If available from Chordiant, EDS may
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     obtain on a time and materials basis from Chordiant consulting, development and other Services (excluding support Services which are provided pursuant to other sections of this Agreement) agreed upon by the parties in accordance with the terms and conditions set forth below.

     (a) EDS may reasonably request on a purchase order the number and skill levels of Employees to perform Services.

     (b) During the course of performance of Services, EDS may request replacement of an Employee or a proposed Employee. In such event, Chordiant shall use best efforts to provide, within five (5) working days of receipt of such request from EDS, a substitute Employee of sufficient skill, knowledge, and training to perform the applicable Services. If, after use of best efforts, Chordiant is unable to provide such substitute Employee, EDS may, at its sole option, retain the Services of said unacceptable Employee until such time as Chordiant provides an acceptable substitute Employee. If, within the first thirty (30) days after an Employee's commencement of Services, EDS notifies Chordiant (i) such Employee's level of performance is unacceptable, (ii) such Employee has failed to perform as required, or
          (iii) such Employee, in EDS' sole opinion, lacks the skill, knowledge or training to perform at the required level, then EDS shall not be required to pay for Services provided by such Employee during such period and Chordiant shall refund to EDS all amounts paid for such Employee's Services; however, EDS shall pay for any Work Product created by said Employee which EDS continues to use after the replacement of said Employee and if EDS decides to retain the services of said Employee because no acceptable substitute has been made available, then EDS shall pay for any services performed after the date of notice to Chordiant at a discounted rate mutually agreed to by the parties. If EDS requests replacement of an Employee for the above-referenced reasons after such thirty (30) day time period, or at any time for a reason other than the reasons indicated above, EDS shall not be required to pay for, and shall be entitled to a refund of, any sums paid to Chordiant for such Employee's Services after the date of EDS' requested replacement of such Employee.

     (c) Chordiant shall not replace, without EDS' consent (which shall not be unreasonably withheld or delayed), an Employee then currently performing Services, for which the Employee is uniquely qualified, this includes but is not limited to: (i) EDS has provided training to said Employee to enable them to perform the Service, or (ii) EDS specifically requested and Chordiant agreed to provide said Employee to perform the Service; until the governing Purchase Order expires or is terminated; however, Chordiant may replace, without EDS' consent, an Employee for reasons relating to the Employee's termination with Chordiant, promotion, demotion, illness, death, or causes beyond Chordiant's control.

     (d) EDS shall reimburse Chordiant for reasonable expenses incurred by Employees in the performance of Services (if requested by EDS or requested by Chordiant in advance and approved by EDS) which are related to travel, lodging, and meals; such expenses shall be reimbursed in accordance with EDS' guidelines for its own employees.

     (e) Chordiant shall establish and shall retain, for a period of three (3) years following the performance of time and materials Services, records which adequately substantiate the applicability and accuracy of Charges for such Services and related expenses to EDS. Upon receipt of thirty (30) days advance notice from EDS, Chordiant shall produce such records for audit by EDS subject to the confidentiality provisions of this Agreement.

     (f) Purchase Orders for Services provided or to be provided under this Section may be canceled at any time without charge or penalty, upon five (5) business days advance written notice to Chordiant, provided that EDS shall pay for Services already performed prior to the effective date of such notice.

3.8  Services in General. In connection with the performance of any
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     Services pursuant to this Agreement:

     (a) Unless a specific number of Employees is set forth in the governing Purchase Order, Chordiant warrants it will provide sufficient Employees to complete the Services ordered within the applicable time frames established pursuant to this Agreement or as set forth in such Purchase Order; however, it shall be considered an excused delay if EDS changes the technical specifications associated with such Services, then EDS and Chordiant shall set new time frames based upon such changed technical specifications.

     (b) Chordiant warrants that Employees shall have sufficient skill, knowledge, and training to perform Services and that the Services shall be performed in a professional and workmanlike manner.

     (c) Employees performing Services in the United States must be United States citizens or lawfully admitted in the United States for permanent residence or lawfully admitted in the United States holding a visa authorizing the performance of Services on behalf of Chordiant.

     (d) Chordiant warrants that all Employees utilized by Chordiant in performing Services are under a written obligation to Chordiant requiring Employee: (i) to maintain the confidentiality of information of Chordiant's customers, and (ii) if such Employee is not a full-time employee whose work is considered a "work for hire" under Section 101 of the United States Copyright Code, to assign all of Employee's right, title, and interest to Chordiant in and to any Work Product which is developed, prepared, conceived, made, or suggested by such Employee while providing Services on behalf of Chordiant.

     (e) Chordiant shall require Employees providing Services at an EDS location to comply with applicable EDS security and safety regulations and policies.

     (f) Chordiant shall provide for and pay the compensation of Employees and shall pay all taxes, contributions, and benefits (such as, but not limited to, workers' compensation benefits) which an employer is required to pay relating to the employment of employees. EDS shall not be liable to Chordiant or to any Employee for Chordiant's failure to perform its compensation, benefit, or tax obligations. Chordiant shall indemnify, defend and hold EDS harmless from and against all such taxes, contributions and benefits and will comply with all associated governmental regulations, including the filing of all necessary reports and returns.

     (g) Chordiant shall allow EDS or its designated third party to conduct a background investigation and drug screening ("Investigation"), in accordance with applicable law, of any Employee performing Services in the United States, Canada and Mexico if EDS intends to provide the Employee with unescorted access to an EDS location. If an Employee declines such Investigation, the parties agree such Employee will not be allowed unescorted access to an EDS location; furthermore, Chordiant will contact other Employees with suitable training to see if they will agree to such Investigation. It will not be a breach of this Agreement if Chordiant has used reasonable efforts to request such Investigation of all suitable Employees and Chordiant is unable to supply a suitable Employee willing to undergo such Investigation. In connection with such Investigation EDS shall provide to Chordiant a standard form authorizing the Investigation and Chordiant shall promptly secure the completion of such form by the Employee. Any and all information obtained in connection with an Investigation of any Employee or acquired or made known during such Investigation shall be deemed confidential and shall not be revealed to persons without a bona fide need to know. If, after reviewing the results of an Investigation, EDS elects not to accept an Employee for performance of Services under this Agreement, Chordiant agrees to not utilize such Employee in the performance of Services. EDS shall waive the Investigation for an Employee if Chordiant provides EDS with written confirmation that: (i) Chordiant has conducted a background and drug screening investigation of such Employee with satisfactory results, or (ii) the Employee has been employed with Chordiant for at least five (5) years in good standing.

3.9  Ownership of Intellectual Property Rights. (a) For purposes of this
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     Agreement, the following definitions apply:

     (i) "Work Product(s)" means (in any form including Source Code) any and all processes, methods, formulas, manufacturing techniques, mask works, reports, programs, manuals, software, flowcharts and systems and any improvements, enhancements, or modifications to any of the foregoing, which are developed, prepared, conceived, or made by any Employee or by Chordiant as part of, in connection with, or in relationship to the performance of Services (except in connection with Chordiant's performance of warranty Service obligations or pre-paid support Services) pursuant to this Agreement. Work Products also means all such developments as are originated or conceived during the term of this Agreement but are completed or reduced to practice thereafter.

     (ii) "Existing Materials" means any confidential or proprietary materials which belong to third parties or in which Chordiant has a pre-existing intellectual property interest.

     (iii) "Ownership Rights" includes: (A) all rights, title and interests, and all United States and foreign intellectual property rights such as, but not limited to, patent, trade secret, and copyright; (B) the right to use, duplicate, and disclose Work Products and Work Product data, in whole or in part, in any manner and for any purpose and to authorize others to do so; (C) the exclusive right to prepare derivative works of Work Products and of any portion thereof, with full rights to authorize others to do the same; (D) the right to exploit Work Product, whether or not for profit; (E) the right to use, market or take any other measures without attribution to another party; (F) the right to register ownership interest in a Work Product without contest or assertion of a competing ownership interest in such Work Product by another party; and, (G) all "moral rights" in and to Work Products.

     (b) Chordiant shall disclose promptly and cause Employees to disclose promptly in writing to EDS all Work Products; as to each such disclosure, such Employee and/or Chordiant shall specifically describe to EDS the features or concepts considered new or different.

     (c) It is the intent of the parties that EDS shall have all Ownership Rights in and to Work Products; however, if Chordiant desires ownership in Work Product, it must be mutually agreed upon in writing by the parties. In order to accomplish such intent, Chordiant (i) shall make and shall ensure that each Employee makes, without reservation, a non-terminable, irrevocable assignment to EDS of any and all Ownership Rights that Employees and/or Chordiant may have in or to such Work Product or any tangible media embodying such Work Product, and (ii) shall provide to EDS and shall ensure that each Employee provides such assignment prior to or concurrently with the provision of the affected Work Product to EDS. If Chordiant and/or Employees have any termination rights under law, then upon exercise of such termination rights, Chordiant shall automatically grant and Chordiant shall ensure that Employee grants, and EDS shall have an irrevocable, royalty-free, paid-up, worldwide, perpetual license to use the Work Product in the same manner, and for the same purposes as EDS did and was entitled to do prior to such termination. Except as necessary to perform Services or as agreed upon by the parties in a supplemental agreement entered into in accordance with this Agreement, Chordiant and Employees shall not exercise any Ownership Rights in and to the Work Product, and hereby waive and agree not to assert any or all "moral rights" in and to the Work Product, even after the termination or expiration of this Agreement.

          Unless otherwise agreed by the parties, EDS shall have no Ownership Rights with respect to any underlying ideas or concepts provided by Chordiant during the performance of Services.

3.10 Use of Existing Materials. To the extent that Work Product(s) under
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     development may incorporate or require the use of Existing Materials, or to the extent Chordiant intends, in its performance of Services, to utilize any such Existing Materials (except as such are utilized by Chordiant in the performance of warranty Service obligations or pre-paid support Services), Chordiant shall: (i) notify EDS of such intent prior to commencement of performance of Services; (ii) identify to EDS the ownership of such Existing Materials; (iii) describe the use to which Chordiant intends to put such Existing Materials; and (iv) explain Chordiant's ability to proceed with performance of the Services without the use of such Existing Materials. EDS may require that Chordiant perform Services without the use of such Existing Materials. If any such Existing Material is owned by a third party and/or is used in the performance of Services, Chordiant warrants that it has acquired all licenses and authorizations necessary to utilize the Existing Material in the manner and for the purpose intended by Chordiant in its actual use of such Existing Material in the performance of Services. To the extent that Existing Materials are incorporated in Work Products, Chordiant grants to EDS and its Affiliates a royalty-free, irrevocable, worldwide, non-exclusive, perpetual right to use, modify and prepare derivative works of such Existing Materials and to use and display such Existing Materials, with full rights to authorize others to do the same but only to the extent required to utilize the Work Product in accordance with the Ownership Rights granted in this Agreement, unless otherwise agreed to in writing by the parties for specific Work Product(s).

3.11 Further Acts. During and subsequent to the term of this Agreement,
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     Chordiant shall do, or cause to be done, all such further acts and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, any and all further documentation or assignments as EDS may reasonably require to evidence or perfect EDS' right to use, or Ownership Rights in, as the case may be, Licensed Software or Work Products.

3.12 Time of Performance. Time is expressly made of the essence with respect to
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     each and every term and provision of this Article.

3.13 EDS Business Practices. Chordiant shall comply with the EDS Business
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     Practices set forth in Exhibit A.

3.14 Education Services. Education Services (as later defined) provided or to be
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     provided by Chordiant pursuant to this Agreement shall also be subject to the terms and conditions set forth in Exhibit E.

3.15 Development Services. Development Services provided or to be provided by
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     Chordiant pursuant to this Agreement shall also be subject to the terms and conditions set forth in Exhibit F unless otherwise agreed to in writing by the parties.


                 ARTICLE IV.  PROVISION OF LICENSED SOFTWARE
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4.1  Acceptance of Licensed Software. EDS shall accept delivered copy(ies) of
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     the Licensed Software on the date (the "Acceptance Date") when necessary Documentation has been received and (i) the Licensed Software performs in accordance with and/or conforms to its Applicable Specifications, (ii) the Licensed Software is used in a production environment, or (iii) on the ninetieth (90th) day after receipt of the Licensed Software by EDS, whichever occurs first. If, within such ninety (90) day period, EDS determines that the Licensed Software does not so perform and/or conform, EDS shall so notify Chordiant in writing and Chordiant shall have thirty
     (30) days from receipt of such notice to correct any non-conforming and/or non-performing features. If, after such thirty (30) day cure period, EDS determines that such Licensed Software still fails to perform in accordance with and/or conform to its Applicable Specifications, EDS may return the Licensed Software and related Documentation to Chordiant, at Chordiant's expense and without liability to Chordiant, and any amounts paid by EDS for the Licensed Software and Documentation shall be refunded by Chordiant to EDS. Acceptance of Licensed Software does not waive any warranty rights provided in this Agreement for the Licensed Software.

4.2  Grant of License. For each item of Licensed Software received by EDS,
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     Chordiant grants EDS and EDS has a worldwide, nonexclusive, irrevocable (except as provided in this Agreement), perpetual license to use, execute, store, and display the object code version of the Licensed Software, on behalf of EDS' Centrobe business and customers of EDS' Centrobe business (a "License") in accordance with the terms and conditions of this Agreement. All Licenses shall be deemed to be a Site Software License.

     (a) A "Site Software License" permits EDS to use the Licensed Software at the Site designated in the Purchase Order and to copy the Licensed Software as necessary for dissemination at the Site and for archival, maintenance, disaster recovery testing, or back-up purposes.

          Notwithstanding the foregoing, the Licensed Software may be used at other than the designated Site, if (i) the designated Site cannot be used, (ii) the designated Site is replaced or changed by EDS, or (iii) EDS provides Chordiant with prior written notice. If EDS desires to run parallel operations in the process of conducting a disaster recovery test or transferring operations from one Site to another Site, EDS may operate the Licensed Software at two (2) Sites for the period of time reasonably necessary to complete the disaster recovery test or transfer.

     (b) "Runtime Client Licenses" (seats) are not restricted to the Site, i.e., can be located anywhere in the World interfacing with a Site Software License, but distribution is limited to the number of Runtime Client Licenses actually ordered on the applicable Purchase Order.

     (c) Any License granted under this Agreement permits EDS to (i) use Licensed Software for its corporate purposes including, but not limited to, providing services to or processing data of customers of EDS' Centrobe business, providing remote access to the Licensed Software, and performing disaster recovery, disaster testing, and backup as EDS deems necessary, and (ii) use, copy and modify Licensed Software and Documentation for the purpose of creating and using training materials relating to the Licensed Software, which training materials may include flow diagrams, system operation schematics, or screen prints from operation of the Licensed Software. Access to and use of the Licensed Software by customers of EDS shall be considered authorized use under this Section so long as such use is in conjunction with EDS' provision of services to, or EDS' processing the data of, such customers, and so long as any such customers are bound by obligations of confidentiality.

     (d) Unless the Third Party Letter Agreement, attached as Exhibit G has been executed, any License granted under this Agreement which includes the right to use the Forte Software, Inc. ("Forte") software embedded therein pursuant to the agreement between Chordiant and Forte shall be deemed to include the following provisions:

       (i) A provision which restricts use of the Licensed software to a maximum number of users and/or nodes and/or servers, specified geographic location, designated call center and computer/operating system configuration for EDS' own internal business purposes only.

       (ii) A provision which prohibits transfer or duplication of the Software except for temporary transfer in the event of a computer malfunction and a reasonable number of backup or archival copies. All titles, trademarks and copyright and restricted rights notices shall be reproduced in such copies.

       (iii) A provision which prohibits assignment, timesharing or rental of the Licensed Software.

       (iv) A provision which prohibits any use of the software outside the scope of the Licensed Software.

       (v) A provision which prohibits causing or permitting the reverse engineering, disassembly, decompilation or any other attempt to derive Source Code of the Licensed Software, except as and to the extent permitted under applicable law.

       (vi) A provision which prohibits title to the Software from passing to EDS.

       (vii) A provision disclaiming Chordiant's suppliers' liability for any damages, whether direct, indirect, incidental or consequential.

       (viii) A provision which requires EDS, at termination of the Sublicense, to discontinue use and return or destroy all copies of the Software and Documentation.

       (ix) A provision which restricts publication of any results of benchmark tests run on the Licensed Software.

       (x) A provision which requires EDS to comply fully with all relevant export laws and regulations of the United States, to ensure that neither the Licensed Software, nor any direct product thereof, is exported, directly or indirectly, in violation of United States or other applicable law.

       (xi) A provision which allows Chordiant, at Chordiant's expense, to audit EDS' use of the Licensed Software. If the audit reveals that EDS has underpaid fees to Chordiant, EDS shall be invoiced directly for such underpaid fees based on the Chordiant Price List in effect at the time the audit is completed. If the underpaid fees are in excess of five percent (5%), then EDS shall pay Chordiant's reasonable costs of conducting the audit.

       (xii) A provision which states that the Licensed Software is not specially developed, or licensed for use in any nuclear, aviation, mass transit or medical application or in any other inherently dangerous application; that EDS agrees that Chordiant and its suppliers shall not be liable for any claims or damages arising from EDS' use of the Licensed Software for such applications; and that EDS agrees to indemnify and hold Chordiant and its suppliers harmless from any claims for losses, costs, damages or liability arising out of or in connection with the use of the Licensed Software in such applications.

       (xiii) A provision that Forte is a third party beneficiary of the portions of this Agreement relating to any Forte software.

            In the event of any conflict between the terms of this Section 4.2(d) and any other section of this Agreement, this Section 4.2(d) shall control.

    (e) Restrictions on Use. EDS agrees not to translate the Licensed Software into another computer language, in whole or in part. Except as provided in this Agreement, EDS shall not make copies or make media translations of the Products, in whole or in part, without Chordiant's prior written approval. EDS agrees that if, for any reason, it comes into possession of any Source Code outside the terms of this Agreement, or portion thereof, for any Chordiant product, it will immediately deliver all copies of such Source Code to Chordiant. EDS shall not rent, electronically distribute or timeshare the Licensed Software or distribute the Licensed Software by interactive cable or remote processing services or otherwise distribute the Licensed Software other than as specified in this Agreement. EDS acknowledges Chordiant's claim that the Licensed Software contains trade secrets that belong to Chordiant and its suppliers. Except as permitted under the Section of the Agreement titled "Provision of Source Code", EDS shall not disassemble, de-compile, or reverse engineer the Licensed Software. Nothing contained in this Agreement shall be interpreted so as to exclude or prejudice the rights (if any) of EDS or any End User under the European Directive 91/250 on the Legal Protection of Computer Programs (14 May 1991, OJ 1991 (122/42) as implemented in the relevant jurisdiction) with respect to the Licensed Software.

     The governing License also includes the right to use the Source Code version of Licensed Software in accordance with the terms and conditions of the Section of this Agreement titled "Provision of Source Code."

4.3  Transfer of Licensed Software.  During the performance or upon termination
     -----------------------------
     of a contract with an EDS customer or upon any transfer of equipment incorporating Licensed Software to a third party (such customers and third parties referred to as "Transferee"), (i) EDS may sublicense the applicable Licensed Software to such Transferee pursuant to terms and conditions similar to those contained in this Article (excluding the right to sublicense or assign), (ii) the applicable License (excluding the right to sublicense or assign) may be assigned to such Transferee, or (iii) upon request by EDS, the Licensed Software will be licensed directly by Chordiant to such Transferee in accordance with the terms and conditions of Chordiant's standard software license agreement or as agreed upon by Chordiant and Transferee. Any assignment or sublicensing of Licensed Software in accordance with this Section shall be at no additional charge to EDS or Transferee, and EDS shall have no further liability or responsibility with respect to Licensed Software under (ii) or (iii) above.

4.4  Ownership of Licensed Software and Modifications. The Licensed Software
     ------------------------------------------------
     shall be and remain the property of Chordiant or third parties which have granted Chordiant the right to license the Licensed Software and EDS shall have no rights or interests therein except as set forth in this Agreement. EDS shall be entitled to modify the Licensed Software and to develop software interfacing with the Licensed Software. All modifications of and interfaces to the Licensed Software developed by EDS shall be and remain the property of EDS, and Chordiant and its Employees shall have no rights or interests therein. Except in connection with Chordiant's performance of warranty Service obligations or pre-paid support Services, all modifications of and interfaces to the Licensed Software developed at EDS' expense by Chordiant and its Employees shall be considered Work Product and EDS shall have rights in such Work Product as established in the Section titled "Ownership of Intellectual Property Rights" elsewhere in this Agreement.

     Upon payment of the development software license fees set forth in the then-current price list (reduced by any applicable discounts), EDS shall have a non-exclusive license to use the development software at one (1) development center per development license for the sole purpose of providing development, customization and integration services for EDS Customers who have already entered into a Chordiant End User Software License Agreement or an EDS customer agreement. All such modifications of the Licensed Software developed by EDS shall be and remain the property of EDS.

     Chordiant will provide support Services for modifications owned by EDS on a case-by-case basis under terms mutually agreed to in writing by the parties.

4.5  Proprietary Markings. EDS shall not remove or destroy any proprietary
     --------------------
     markings or proprietary legends placed upon or contained within the Licensed Software.

4.6  Duplication of Documentation. EDS may duplicate Licensed Software
     ----------------------------
     Documentation, at no additional charge, for EDS' use or for use by a customer of EDS in connection with the provision of Licensed Software so long as all required proprietary markings are retained on all duplicated copies.

4.7  Non-Disclosure. For the longer of, (i) the term of a License, or (ii) for
     --------------
     as long a EDS retains backup copies of the Licensed Software associated with said License, and for two (2) years after, EDS will treat the Licensed Software with the same degree of care and confidentiality which EDS provides for similar information belonging to EDS which EDS does not wish disclosed to the public, but not less than reasonable care. This provision shall not apply to Licensed Software, or any portion thereof, which is (i) already known by EDS without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of EDS, (iii) rightfully received from a third party without obligation of confidentiality, (iv) disclosed without similar restrictions by Chordiant to a third party, (v) approved by Chordiant for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as EDS provides Chordiant with timely prior written notice of such requirement. It will not be a violation of this Section if (A) EDS provides access to and the use of the Licensed Software to third parties providing services to EDS so long as EDS secures execution by such third parties of a confidentiality agreement as would normally be required by EDS, or (B) EDS independently develops software which is similar to Licensed Software, so long as such independent development is substantiated by written documentation.

4.8  Licensed Software Support Services. The support Services set forth below
     ----------------------------------
     for the Licensed Software shall be provided by Chordiant to EDS during the Warranty Period at no charge to EDS. Thereafter, such support Services shall be provided by Chordiant, upon EDS' request, for either a fixed or open-ended term, at the applicable Charges set forth in Exhibit B, upon the terms contained in the next Section. EDS may discontinue such support Services at any time by providing thirty (30) days' advance written notice to Chordiant. If such support Services were provided by Chordiant for an open-ended term, EDS shall promptly receive a refund of pre-paid support Charges which reflects the amount for discontinued support Services after the effective date of the notice.

     (a) Chordiant shall promptly notify EDS of any defects, errors or malfunctions ("Defects") in the Licensed Software or Documentation of which Chordiant becomes aware from any source and shall promptly provide to EDS modified versions of Licensed Software or Documentation which incorporate corrections of any Defects ("Corrections"). Chordiant shall also provide to EDS all operational and support assistance necessary to cause Licensed Software to perform in accordance with its Applicable Specifications and remedial support designed to provide a by-pass or temporary fix to a Defect until the Defect can be permanently corrected. Chordiant shall use its best efforts to respond to requests from EDS for Licensed Software support in a manner and time frame which are reasonably responsive considering the nature and severity of the Defect which gave rise to such request.

     (b) Chordiant shall provide to EDS all changes to Licensed Software developed by Chordiant which are generally made available to other customers of Chordiant. Such changes could be designated as an Update or Enhancement as follows:

          (i) Chordiant shall provide to EDS any improvement or update to the Licensed Software which is denoted by Chordiant by a change to the tenths digit to the right of the decimal point in the then-current version number of the Licensed Software [x.(x)] (an "Update"). EDS shall have the option to implement any Update and any failure by EDS to so implement shall not affect EDS' right to continue to receive support and maintenance Services; provided that all applicable support Service fees have been paid.

          (ii) Chordiant shall provide to EDS any improvement or update to the Licensed Software which is denoted by Chordiant by a change to the digit to the left of the decimal point in the then-current version number of the Licensed Software [(x).x] (an "Enhancement"). EDS shall have the option to implement any Enhancement; however, EDS' only has the right to continue to receive support Services if it is on the most current Enhancement or the one just prior to such most current Enhancement; provided that all applicable support Service fees have been paid. If EDS stops support Services and is not operating on the most current Enhancement or the one just prior to such most current Enhancement, and wishes to resume support Services, EDS must bring its support Service payments current and install the most current Enhancement; i.e., EDS did not pay support Services for three (3) years and the Licensed Software EDS is running is version 2.0, but the current version is 7.0, EDS would have to pay for those prior three (3) years plus the current year and implement Enhancements required to be bring such Licensed Software to version 7.0. The ability to bring support Services current is contingent on Chordiant still offering support Services for such Licensed Software.

               If EDS is no longer receiving support Services for a specific Product(s), and Chordiant is considering whether to stop offering support Services for said Product(s), Chordiant shall notify EDS they are considering such decision and provide EDS with one (1) month to become current on support Service payments for such Product(s). This will allow EDS to either (i) be eligible for receipt of Source Code through escrow if Chordiant's decision is in fact to stop providing support Services for said specific Product(s), or (ii) begin receiving support Services for said Product(s) at whatever level of support Services Chordiant is offering at the time.

     (c) Chordiant offers two levels of support Services, (i) Standard, which provides telephone hot-line support twenty-four (24) hours per day, five (5) days per week; and (ii) Premium, which provides telephone hot-line support twenty-four (24) hours per day, seven (7) days per week. The applicable Charges for such support Services are set forth in Exhibit B.

          The severity assigned to a problem will be designated by EDS and will determine the response time and associated time to fix the problem or provide a work-around by Chordiant. The priority assigned will be reviewed by Chordiant for potential re-classification. However, any such re-classification shall be upon mutual agreement by the parties. The problem severity levels and associated times follows:

          (i) Severity 1 - Critical. A problem that affects the behavior of the Licensed Software, software system, or application such that: 1) an essential marketed product, component, concept, and or function is missing or cannot be completed, or 2) a user cannot complete essential operations, or 3) the work in progress terminates/crashes causing loss of data, with no known work-around.

                Response time - within one (1) hour
                Time to fix or provide a work-around - within twenty four (24)
                    hours of the problem being reported.

          (ii) Severity 2 - Serious. A problem that affects the behavior of the Licensed Software, software system, or application such that: 1) essential performance and/or functionality may be missing, or may be degraded, or 2) degradation of system performance and/or functionality imposes unreasonable constraints on users. These problems normally prevent the continuation of work in progress.

                Response time - within eight (8) hours
                Time to fix or provide a work-around - within two (2) working days of the problem being reported.

          (iii) Severity 3 - Problem. A Licensed Software problem that is a user inconvenience or annoyance and which may represent a loss of non-essential capability or is not required for essential operations or functional capability. The problem may adversely affect the user's accomplishment of an essential operation or functional capability. Examples of problems in this classification include, but are not limited to: functions that do not operate as documented/expected, unanticipated results from an operation, or functional documentation errors.

                Response time - within five (5) working days
                Time to fix or provide a work-around - within fifteen (15)
                    working days of the problem being reported.

          (iv) Severity 4 - Minor. A Licensed Software problem that is a user inconvenience or annoyance and which does not affect an operational or essential functional capability. This classification is for problems that generally are annoyances, non-functional documentation or non-user friendly applications and/or documentation.

                Response time - within fifteen (15) working days
                Time to fix or provide a work-around - next product or
                    documentation release.

          (v) Severity 5 - Other. All other problems, errors, defects and change requests not covered severity categories 1 through 4.

                Response time - within thirty (30) working days
                Time to fix or provide a work-around - no commitment, to be determined on a case-by-case basis.

     (d) Chordiant shall provide to EDS any revisions to the existing Documentation developed for the Licensed Software or necessary to reflect all Corrections, Improvements, or Updates.

     (e) Chordiant shall make Licensed Software training available to persons designated by EDS to the extent agreed upon by the parties.

     (f) If the applicable Charge for Licensed Software is payable on a periodic basis, and such Charge includes provision of support Services, then if an Event of Default as described in the Section of this Agreement titled "Provision of Source Code" occurs or an event described in the Section of this Agreement titled "Termination for Insolvency or Bankruptcy" occurs and if Chordiant fails to provide the support Services described above, then EDS' Charge for the affected Licensed Software shall be immediately reduced to reflect such failure by subtracting that portion of the Charge allocable to the provision of support Services.

4.9  Licensed Software Support Services Options. EDS may obtain the support
     ------------------------------------------
     Services described in the previous Section for Licensed Software on a central site support basis and/or on an individual site support basis. In the absence of a designation of central or individual site support in a Purchase Order, such support shall be deemed to be individual site support. The Charges for each option shall be as set forth in Exhibit B or as otherwise agreed upon by the parties. Where "central site support" is requested, support Services shall be provided by Chordiant to and shall be requested by EDS through a single point of contact identified by EDS on a Purchase Order. To the extent necessitated by geographic diversity or where required in order to support multiple time zones, EDS may designate multiple central site support locations. With respect to central site support, Chordiant shall provide to EDS one master disk and one copy of all Documentation relating to each Correction, Improvement, or Update. EDS shall be entitled to copy the disk and Documentation and distribute the copies or electronically transmit the copied information to each location supported by the central site. A designation of central site support shall not prevent an individual user of Licensed Software from contacting Chordiant in the event of a Severity 1 call. Where "individual site support" is requested, support Services shall be provided by Chordiant to the applicable licensed CPU, Site, or Network, or, in the case of a Corporate Software License, to a licensed user.

4.10 Provision of Source Code. EDS' ability to utilize adequately Licensed
     ------------------------
     Software will be seriously jeopardized if Chordiant fails to maintain or support such Licensed Software unless complete Source Code and related Documentation is made available to EDS for EDS' use in satisfying EDS' maintenance and support requirements. Therefore, Chordiant agrees that if an "Event of Default" occurs, then Chordiant will provide to EDS one copy of the most current version of the Source Code for the affected Licensed Software and associated Documentation in accordance with the following:

     (a) An Event of Default shall be deemed to have occurred if Chordiant: (i) ceases to market or make available maintenance or support Services for the Licensed Software during a period in which EDS has a License or Licenses and is receiving, or is entitled to receive as per Section
          4.8 of this Agreement, such maintenance and support for such License(s) and Chordiant has not promptly cured such failure despite EDS' demand that Chordiant make available or perform such maintenance and support, (ii) ceases business operations generally or (iii) has transferred all or substantially all of its assets or obligations set forth in this Agreement to a third party which has not assumed all of the obligations of Chordiant set forth in this Agreement.

     (b) Chordiant will promptly and continuously update and supplement the Source Code as necessary with all revisions, Corrections, enhancements, and other changes developed for the Licensed Software and Documentation. Such Source Code shall be in a form suitable for reproduction and use by computer and photocopy equipment, and shall consist of a full source language statement of the program or programs comprising the Licensed Software and complete program maintenance Documentation which comprise the pre-coding detail design specifications, and all other material necessary to allow a reasonably skilled programmer or analyst to maintain and enhance the Licensed Software without the assistance of Chordiant or reference to any other materials.

     (c) Source Code received under this Section becomes a part of Licensed Software. The governing License for the Licensed Software includes the right to use Source Code received under this Section as necessary to modify, maintain, and update the Licensed Software.

     (d) Upon request by EDS, Chordiant will deposit in escrow with an escrow agent acceptable to EDS and pursuant to a mutually acceptable escrow agreement supplemental to this Agreement, a copy of the Source Code which corresponds to the most current version of the Licensed Software in use by EDS. EDS shall pay all fees of the escrow agent for services provided. Chordiant's entry into, or failure to enter into, an agreement with an escrow agent or to deposit the described materials in escrow shall not relieve Chordiant of its obligations to EDS described in this Section.

     (e) If, as a result of an Event of Default, Chordiant fails to provide required support Services, then any periodic license fee which EDS is required to pay under this Agreement for Licensed Software shall be reduced to reflect such lack of support Services. At such time as Chordiant commences offering the support Services described in this Agreement for Licensed Software, EDS may obtain such support Services as provided for elsewhere in this Agreement.

4.11 Acquisition of Third Party Software. If EDS has acquired software products
     -----------------------------------
     from a third party and rights to such software products are subsequently acquired by Chordiant (whether through purchase of the third party in whole or in part, through purchase of the software products, through acquisition of the rights to market the software, or through any other means), then EDS shall have the option of (i) continuing to use the software products under the original license agreement with such third party at no additional charge to EDS other than applicable fees identified in such license agreement, or (ii) using the software products under the terms and conditions of this Agreement.

4.12 Software from an Authorized Third Party. If EDS acquires Chordiant's
     ---------------------------------------
     software products from a value added reseller, dealer, distributor, or other Chordiant authorized third party provider or if the Licensed Software is embedded in software products acquired from a third party, Chordiant agrees that, at EDS' option, such software products shall be deemed to have been acquired under this Agreement.

4.13 Software Audit.
     --------------

     Upon sixty (60) days advance notice from Chordiant, and no more often than once in any twelve (12) month period, Chordiant may audit EDS' use of the Chordiant Licensed Software solely to verify EDS has not exceeded the number of Licenses EDS has purchased. Said audit will be conducted by a third party audit professional selected by Chordiant with the prior written consent of EDS, during normal business hours, and not disrupt EDS' business. Chordiant shall be responsible for the fees and costs of such audit. If EDS has exceeded the number of Licenses it has purchased, Chordiant's sole and exclusive remedy will be to have EDS purchase the additional Licenses required to equal actual usage.


             ARTICLE V.  WARRANTIES, INDEMNITIES, AND LIABILITIES
             ----------------------------------------------------

5.1  Warranty. Chordiant represents and warrants that:
     --------

     (a) Chordiant has not and will not enter into agreements or commitments which are inconsistent with or conflict with the rights granted to EDS in this Agreement;

     (b) No portion of the Products contain, at the time of delivery, any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus," or other computer software routines or hardware components designed to (i) permit access or use of either the Products or EDS' computer systems by Chordiant or a third party not authorized by this Agreement, (ii) disable, damage or erase the Products or data, or
          (iii) perform any other such actions;

     (c) The Products and the design thereof shall not contain preprogrammed preventative routines or similar devices which prevent EDS from exercising the rights set forth in Article IV of this Agreement or from utilizing the Products for the purpose for which they were designed;

     (d) The media containing each Product shall be new and free from defects in manufacture, materials, and design. Each Product and its media shall function properly under ordinary use and operate in conformance with its Applicable Specifications and Documentation from the date of receipt until the date thirty (30) days from the applicable Acceptance Date of such Product;

     (e) The Products are, and shall continue to be as long as EDS is receiving support Services, data, program, and upward compatible with any other Products available or to be available from Chordiant so that data files created for a Product can be utilized without adaptation with other Products and Products will operate with other Products and will not result in the need for alteration, emulation, or other loss of efficiency. Chordiant shall provide to EDS at least ninety (90) days prior written notice to discontinue any Product; and

     (f) Neither the performance nor the functionality of the Products will be affected by any changes to the date format or date calculations within any part of the Product either before, during or after the year 2000.

     During the Warranty Period, Chordiant will provide warranty Service to EDS at no additional cost and will include all Services or replacement Products or Product media necessary to enable Chordiant to comply with the warranties set forth in this Agreement. Chordiant shall pass through to EDS any manufacturers' warranties which Chordiant receives on the Products and, at EDS' request, Chordiant shall enforce such warranties on EDS' behalf. Chordiant agrees that EDS shall be entitled to pass through to Product end users any warranties received from Chordiant for such Products pursuant to this Agreement.

     EXCEPT AS SET FORTH IN THIS AGREEMENT, CHORDIANT EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY IN ANY TERRITORY OR JURISDICTION, RELATING TO THE PRODUCTS, AND FURTHER EXPRESSLY EXCLUDES ANY WARRANTY FOR NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

5.2  Proprietary Rights Indemnification.
     ----------------------------------

     Chordiant represents and warrants that as of the Effective Date: no Product provided under this Agreement is the subject of any litigation ("Litigation"), furthermore, if a Product becomes the subject of Litigation after the Effective Date Chordiant will immediately notify EDS of such Litigation. EDS may terminate any License, and receive a full refund of any amounts paid for such Product after the date legal process regarding such Litigation has been served on Chordiant. Further; Chordiant represents and warrants that to Chordiant's knowledge, (i) Chordiant has all right, title, ownership interest, and/or marketing rights necessary to provide the Products to EDS, and (ii) as of the Effective Date each License, the Products and their sale, license, and use hereunder do not and shall not directly or indirectly violate or infringe upon any copyright, patent, trade secret, or other proprietary or intellectual property right of any third party or contribute to such violation or infringement.

     (a) Chordiant shall indemnify and hold EDS and Product end users and their respective successors, officers, directors, employees, and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs, and expenses (including legal fees) resulting from or arising out of any Litigation, any breach or claimed breach of the foregoing warranties, or which is based on a claim that each License, the Products and their sale, license, and use hereunder do not, and shall not directly or indirectly violate or infringe upon any copyright, patent, trade secrete, or other proprietary or intellectual property right of any third party, or contribute to such violation or infringement ("Infringement"), and Chordiant shall defend and settle, at its expense, all suits or proceedings arising therefrom. EDS shall inform Chordiant of any such suit or proceeding against EDS, shall provide all reasonable assistance and cooperation, at Chordiant's expense, and shall have the right to participate in the defense of any such suit or proceeding at its expense and through counsel of its choosing. Chordiant shall notify EDS of any actions, claims or suits against Chordiant based on an alleged Infringement of any party's intellectual property rights in and to the Products. In the event an injunction is sought or obtained against use of the Products or in EDS' opinion is likely to be sought or obtained, Chordiant shall promptly, at its option and expense, either (A) procure for EDS and Product end users the right to continue to use the infringing Product as set forth in this Agreement, (B) replace or modify the infringing Products to make its use non-infringing while being capable of performing the same function without degradation of performance. If, after the use of reasonable best efforts, neither option (A) or (B) is accomplished by Chordiant within thirty (30) days of the effective date of an injunction then Chordiant will refund the unamortized portion of the Charges paid to Chordiant for such Product amortized on a five (5) year straight line basis from the

          Acceptance Date of such Product, and any prepaid amounts associated with the affected Product.

     (b) The provisions of the foregoing indemnity shall not apply with respect to any instances of alleged Infringement based upon or arising out of:
          (i) alterations to Products where such alleged Infringement would not have occurred but for such alteration (except for those alterations made by Chordiant, third parties retained by Chordiant, or otherwise made prior to EDS' receipt of said Product); (ii) failure of EDS to use updated Products that are provided by Chordiant (at no cost to EDS) and were provided to avoid Infringement; provided such update is identified in writing as being provided for such purpose; (iii) use of any Products in connection with or in combination with any equipment, devices or software which have not been supplied or recommended by Chordiant, where such alleged Infringement would not have occurred but for the use of such Products in connection with or in combination with such equipment, devices or software; or (iv) use of Products in a manner for which same were neither designed nor contemplated as reflected in the Documentation. Notwithstanding any other provisions hereof, the forgoing indemnity shall not apply with respect to any Infringement based upon EDS activities associated with such infringing Product after Chordiant has completed performance of its replace, repair or refund obligations in (a) above.

     (c) THE FOREGOING SECTIONS 5.2(a) AND 5.2(b) STATE THE SOLE AND EXCLUSIVE REMEDY OF EDS AND THE ENTIRE LIABILITY AND OBLIGATION OF CHORDIANT WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY BY THE PRODUCTS OR ANY PART THEREOF.

5.3  Cross Indemnification. In the event any act or omission of a party or
     ---------------------
     its employees, servants, agents, or representatives causes or results in
     (i) damage to or destruction of property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend, and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs, and expenses, including reasonable attorneys' fees and expenses, resulting therefrom.
     The indemnifying party shall pay or reimburse the other party promptly for all such damage, destruction, death, or injury.

5.4  Limitation of Liability. Neither party shall be liable to the other
     -----------------------
     pursuant to this Agreement for any amounts representing loss of profits, loss of business or indirect, consequential, exemplary, or punitive damages of the other party. The foregoing shall not limit the indemnification, defense and hold harmless obligations set forth in this Agreement, and shall not apply to any unauthorized use or disclosure of Chordiant's Source Code by EDS.

5.5  Insurance. Chordiant shall, at Chordiant's sole expense, maintain the
     ---------
     following insurance:

     (a) Commercial General Liability Insurance including contractual coverage: The limits of this insurance for bodily injury and property damage combined shall be at least:

          Each Occurrence Limit                    $1,000,000
          General Aggregate Limit                  $2,000,000
          Products-Completed Operations Limit      $1,000,000
          Personal and Advertising injury Limit    $1,000,000

     (b) Business Automobile Liability Insurance: Should the performance of this Agreement involve the use of automobiles, Chordiant shall provide comprehensive automobile insurance covering the ownership, operation and maintenance of all owned, non-owned and hired motor vehicles. Chordiant shall maintain limits of at least $1,000,000 per occurrence for bodily injury and property damage combined.

     (c) Workers' Compensation Insurance: Such insurance shall provide coverage in amounts not less than the statutory requirements in the state where the work is performed, even if such coverage is elective in that state.

     (d) Employers Liability Insurance: Such insurance shall provide limits of not less than $1,000,000 per occurrence.

     The insurance specified in (a) and (b) above shall: (i) name EDS, its directors, officers, employees and agents as additional insureds, and, (ii) provide that such insurance is primary coverage with respect to all insureds and additional insureds.

     The above insurance coverages may be obtained through any combination of primary and excess or umbrella liability insurance. EDS may require higher limits or other types of insurance coverage(s) as necessary and appropriate under the applicable purchase order.

     Chordiant shall provide at EDS' request certificates evidencing the coverages, limits and provisions specified above on or before the execution of the Agreement and thereafter upon the renewal of any of the policies. Chordiant shall require all insurers to provide EDS with a thirty (30) day advanced written notice of any cancellation, nonrenewal or material change in any of the policies maintained in accordance with this Agreement.

5.6  Survival of Article V. The provisions of Sections 5.2, 5.3, 5.4 and 5.6
     ---------------------
     shall survive the term or termination of this Agreement for any reason.

                       ARTICLE VI.  PAYMENTS TO SUPPLIER
                       ---------------------------------

6.1  Charges, Prices, and Fees for Licensed Software and Services. Charges,
     ------------------------------------------------------------
     prices, and fees ("Charges") and discounts, if any, for Licensed Software and Services shall be determined as set forth in Exhibit B, in a Purchase Order, or as otherwise agreed upon by the parties, unless modified as set forth in this Agreement. Upon EDS' reasonable request, Chordiant shall: (i) provide to EDS current copies of Chordiant's standard published prices, and
     (ii) records which substantiate that EDS has received the Charges and discounts to which EDS is entitled to under this Agreement. In no event shall Charges exceed Chordiant's then current established charges, prices and fees. If promotional discounts or programs are extended to other customers, dealers, or distributors of Chordiant, EDS shall be entitled to participate in such promotional discounts or programs. All purchases which utilize any such discounts shall be deemed for all purposes including, without limitation, for purposes of calculating accumulated purchases and any discounts hereunder, to have been purchased or licensed under this Agreement.

6.2  Modifications to Charges. Where a change in an established Charge for
     ------------------------
     Licensed Software or Services is provided for in this Agreement, Chordiant shall give to EDS at least ninety (90) days' prior written notice of such change.

     (a) Any increase in a Charge shall not occur during the first twelve (12) months of this Agreement, during the term of the applicable Purchase Order or during the specified period for performance of Services, whichever period is longer. Thereafter, any increase in a Charge shall (i) not occur unless a minimum of twelve (12) months has elapsed since the effective date of the previously established Charge, and
          (ii) not exceed five percent 5% of such Charge.

     (b) All purchase orders issued by EDS prior to the end of the required notice period will be honored at the then current Charges so long as the scheduled delivery date of the applicable Licensed Software or Services is within ninety (90) days after the effective date of the increase.

     (c) If Chordiant's established Charge, less any applicable discount or promotion, on the scheduled delivery date is lower than the established Charge for such Licensed Software or Service stated in the applicable Purchase Order, then EDS shall be entitled to obtain such Licensed Software or Service at such lower Charge, less any applicable discount or promotion.

6.3  Auto Payment. This Section shall apply to Purchase Orders identified as
     ------------
     being subject to automatic payment by EDS.

     (a)  Single Payment for Recurring Charges. All Charges which are due and
          ------------------------------------
          payable on a monthly, annual or other periodic basis for Licensed Software and Services ("Recurring Charges") shall be paid by EDS on the same date of the month for each month that such Charges are due (the "Remit Date"). The initial payment for a Recurring Charge shall be made on the first Remit Date after the Applicable Event provided that such Applicable Event occurs at least five (5) days prior to the first Remit Date. An "Applicable Event" is the event set forth in a Purchase Order that initiates payment of Charges (such as the installation, receipt, or acceptance of the Licensed Software; or the commencement or completion of Services). If the Applicable Event occurs less than five (5) days prior to the first Remit Date, the initial payment for such Recurring Charge shall be made on the following Remit Date, and EDS shall not be subject to interest or penalties as a result of such late payment.

     (b)  Payment for Other Charges. Except for Recurring Charges, or unless
          -------------------------
          otherwise agreed to by the parties in writing, all payments due Chordiant for Licensed Software and Services shall be paid within thirty (30) days after the date of the Applicable Event.

     (c)  Invoices Required Under Auto Payment. Chordiant must send EDS an
          ------------------------------------
          invoice to receive payment for any amounts due for any Charges which are payable and have not been identified on the applicable Purchase Order which is subject to automatic payment.

     (d)  Reconciliation. From time to time, at either party's request, the
          --------------
          other party shall assist with the reconciliation of the payments made by EDS to Chordiant.

     (e)  Taxing Jurisdictions. Chordiant shall provide EDS with the list of
          --------------------
          states and taxing jurisdictions, and their respective registration numbers where Chordiant is qualified and registered to collect sales/use taxes in all of the taxing jurisdictions within that state. If such written notification is not received by EDS from Chordiant, then EDS shall remit the appropriate tax directly to the taxing authority. Chordiant shall promptly notify EDS of any additional jurisdictions to which Chordiant may qualify and register to collect sales/use taxes.

6.4  Payment Through Invoicing. This Section applies to Purchase Orders
     -------------------------
     issued by EDS which are not identified as being subject to automatic payment or to any invoice received by EDS from Chordiant as permitted by this Agreement.

     (a) Except as otherwise set forth in this Agreement, any undisputed sum due to Chordiant pursuant to this Agreement shall be payable within thirty (30) days after receipt by EDS of a correct invoice therefor from Chordiant. Chordiant shall invoice EDS on or after the applicable Acceptance Date for the Licensed Software covered by such invoice. Periodic payments, if any, due to Chordiant pursuant to this Agreement shall be invoiced at the beginning of the period to which they apply. Payment for any other Services shall be invoiced as agreed upon by the parties or, in the absence of an agreement, upon completion of such Services.

     (b) A "correct" invoice shall contain (i) Chordiant's name and invoice date, (ii) the specific Purchase Order number if applicable, (iii) description including serial number as applicable, price, and quantity of the Licensed Software or Services actually delivered or rendered,
          (iv) credits (if applicable), (v) name (where applicable), title, phone number, and complete mailing address of responsible official to whom payment is to be sent, and (vi) other substantiating documentation or information as may reasonably be required by EDS from time to time. A correct invoice must be submitted to the appropriate invoice address listed on the applicable Purchase Order.

6.5  Taxes.
     -----

     (a) Unless EDS provides evidence of exemption, EDS shall pay or reimburse Chordiant, where EDS is liable under applicable tax statute, amounts equal to taxes which are imposed upon EDS' acquisition of Products or Services including federal excise taxes, or sales or use taxes; provided, however, EDS shall not be obligated to pay or reimburse Chordiant for any taxes attributable to the sale of any Products or Services which are imposed on or measured by net or gross income, capital, net worth, franchise, privilege, any other taxes, or assessments, nor any of the foregoing imposed on or payable by Chordiant.

     (b) Chordiant agrees to reasonably cooperate with EDS in the audit or minimization of any applicable tax and shall make available to EDS, and any taxing authority, all information, records, or documents relating to any audits or assessments attributable to or resulting from the payment process under this Agreement, and the filing of any tax returns or the contesting of any tax. In the event Chordiant is in dispute with such taxing authority, Chordiant reserves the right to reasonably withhold any such information records or documents during such dispute period.

          EDS shall not be obligated to pay or reimburse Chordiant for additions to taxes, penalties, interest, fees, or other expenses or costs, if any, incurred by EDS as a result of, or attributable to, (i) Chordiant's failure to verify taxability of a purchase, (ii) Chordiant's failure to correctly calculate or remit taxes in a timely manner, or (iii) Chordiant's negligence, misconduct or failure to file properly any required returns or reports, or other required documents.

     (c) Upon written notification by EDS and subsequent verification by Chordiant, Chordiant shall reimburse or credit, as applicable, EDS in a timely manner, for any and all taxes erroneously paid by EDS.

     (d) EDS shall provide Chordiant with, and Chordiant shall accept in good faith, resale, direct pay, or other exemption certificates, as applicable. Chordiant agrees to separately identify on the invoice the taxable and non-taxable purchases, the types of tax and the taxing authorities.

     (e) Where Products are destined or Services are performed internationally, then at EDS' direction, payment may be made by EDS or its affiliate
          (i) in country to the local affiliate, (ii) in the United States, or
          (iii) in a country mutually agreed upon by the parties.

     (f) If EDS or an affiliate of EDS is required by law to make any deduction or to withhold from any sum payable hereunder, then the sum payable by EDS or such affiliate of EDS upon which the deduction is based shall be paid to Chordiant net of such deduction or withholding. EDS or such affiliate of EDS shall pay the applicable tax authorities any such required deduction or withholding.



                           ARTICLE VII.  TERMINATION
                           -------------------------

7.1  Termination for Cause. Except as provided below by the Section of this
     ---------------------
     Agreement titled "Termination for Non-Payment," in the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate the applicable License or Purchase Order relating to such default as of a date specified in such notice of termination. Chordiant shall also have the right to reject any unfilled or future Purchase Orders from the business unit responsible for such default.

7.2  Termination for Insolvency or Bankruptcy. Either party may terminate this
     ----------------------------------------
     Agreement and any Purchase Order by giving written notice to the other party in the event any of the following occur and are not resolved in such party's favor within forty five (45) days of such occurrence date: (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors,
     (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other party under any bankruptcy or debtors' law for its relief or reorganization.

7.3  Termination for Non-Payment. Chordiant may terminate a Purchase Order, or
     ---------------------------
     any portion thereof, or any License granted in connection with such Purchase Order, if EDS fails to pay when due any undisputed amounts due pursuant to such Purchase Order and such failure continues for a period of sixty (60) days after the last day payment is due, so long as Chordiant gives EDS written notice of the expiration date of the aforementioned sixty
     (60) day period at least thirty (30) days prior to the expiration date.

7.4  Termination of Software License. EDS may terminate any License for any
     -------------------------------
     reason by providing written notice to Chordiant. If EDS elects to so terminate a License, or if a License is terminated pursuant to 7.1 or 7.3 above, EDS shall return to Chordiant or, at EDS' option, destroy, all copies of the Licensed Software and Documentation in EDS' possession which are the subject of the terminated License, and an authorized representative of EDS shall certify such return or destruction. In the event EDS terminates a License, Chordiant shall credit to EDS a prorated amount of any prepaid charges for support Services for the Licensed Software.

7.5  Rights Upon Termination. Unless specifically terminated as set forth
     -----------------------
     in this Article, all Licenses (and EDS' right to use the Licensed Software in accordance with such Licenses) and Purchase Orders which require performance or extend beyond the term of this Agreement shall, at EDS' option, be so performed and extended and shall continue to be subject to the terms and conditions of this Agreement.


                         ARTICLE VIII.  MISCELLANEOUS
                         ----------------------------

8.1  Binding Nature, Assignment, and Subcontracting. This Agreement shall
     ----------------------------------------------
     be binding on the parties and their respective successors in interest and assigns. Either party shall have the right to assign this Agreement to its parent corporation, if applicable; or to any entity into (i) which the party may be merged or reorganized or (ii) which a controlling interest in the associated party's capital stock or assets may be sold or assigned provided, however, that such assignees assume in writing the liabilities, obligations and responsibilities of the associated party under this Agreement. If a party hereto assigns the Agreement as set forth above, such party shall notify the other in writing of the assignment. Except as provided herein, neither party have the power to assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. If either party subcontracts or delegates any of its duties or obligations of performance in this Agreement or in a Purchase Order to any third party, such party shall remain fully responsible for complete performance of all of its obligations set forth in this Agreement or in such Purchase Order and for any such third party's compliance with the non-disclosure and confidentiality provisions set forth in this Agreement.

8.2  Counterparts. This Agreement may be executed in several counterparts,
     ------------
     all of which taken together shall constitute one single agreement between the parties.

8.3  Headings. The Article and Section headings used in this Agreement are
     --------
     for reference and convenience only and shall not enter into the interpretation hereof.

8.4  Authorized Agency. From time to time and at any time, EDS may assume
     -----------------
     operational responsibility for computer software programs acquired directly or indirectly from Chordiant by third parties which become customers or Affiliates, or which are acquired by EDS, after the Effective Date.

     (a) With respect to such customers, and immediately upon execution of a contract between EDS and a customer, the computer software programs acquired from Chordiant by such customer shall be governed by the terms and conditions of this Agreement and EDS may use such computer software programs in accordance with this Agreement at no additional charge to EDS or its customer, provided, however, that such computer software programs may only be used by EDS on behalf of that customer. With respect to each such customer, Chordiant, EDS and the customer shall execute an access agreement authorizing EDS' use of the computer software programs. Such access agreement shall be in a form substantially similar to the Third Party System Access Agreement attached to this Agreement as Exhibit C.

     (b) With respect to any such affiliate, and upon Chordiant's receipt of written notice from EDS and such affiliate, the license or other agreement governing the use and support of such computer software programs shall automatically be deemed to have been assigned to EDS, provided, however, that such assigned license or other agreement shall be superseded by, and the use and support of the computer software programs shall be governed by, the terms and conditions of this Agreement.

     (c) With respect to any third party with which EDS either (i) buys, leases, or otherwise acquires all or a substantial part of the assets or business of such third party, or (ii) consolidates with or merges with said third party, the license or other agreement governing the use and support of such computer software programs shall automatically be deemed to have been assigned to EDS. At that time, EDS may supersede such assigned license or other agreement with the terms and conditions of this Agreement, in which case the use and support of such computer software programs shall be governed by the terms and conditions of this Agreement, or EDS may elect to have the assigned license or other agreement continue to govern the use of such computer software programs.

8.5  Relationship of Parties. Both parties are performing pursuant to this
     -----------------------
     Agreement only as an independent contractors. Both parties have the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligations set forth in this Agreement, except as otherwise agreed upon by the parties. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Chordiant and EDS. Chordiant shall not act or attempt to act or represent itself, directly or by implication, as an agent of EDS or its Affiliates or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, EDS or its Affiliates.

8.6  Confidentiality. Each party acknowledges that in the course of
     ---------------
     performance of its obligations pursuant to this Agreement, it may obtain confidential and/or proprietary information of the other party or its affiliates or customers. "Confidential Information" includes: information relating to development plans, costs, finances, marketing plans, equipment configurations, data, access or security codes or procedures utilized or acquired, business opportunities, names of customers, research, and development; the terms, conditions and existence of this Agreement; any information designated as confidential in writing or identified as confidential at the time of disclosure if such disclosure is verbal or visual; and any copies of the prior categories or excerpts included in other materials created by the recipient party. Each party agrees that, for a period of two (2) years following its receipt of Confidential Information from the other party or the other party's affiliates or customers, whether before or after the Effective Date, such recipient party shall use the same means it uses to protect its own confidential and proprietary information, but in any event not less than reasonable means to prevent the disclosure and to protect the confidentiality of the Confidential Information. Further, the recipient party shall only use the Confidential Information for purposes of this Agreement, and shall not disclose the Confidential Information without the prior written consent of the other party. This provision shall not apply to Confidential Information which is (i) already known by the recipient party without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party (other than an affiliate or customer of the party owning the Confidential Information) without an obligation of confidentiality, (iv) disclosed without similar restrictions by the owner of the Confidential Information to a third party (other than an affiliate or customer of the party owning the Confidential Information), (v) approved by the party owning the Confidential Information, in writing, for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the recipient party provides the other party with timely prior written notice of such requirement.

8.7  Media Releases. Except for any announcement intended solely for
     --------------
     internal distribution by Chordiant or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of Chordiant, all media releases, public announcements, or public disclosures (including, but not limited to, promotional or marketing material) by Chordiant or its employees or agents relating to this Agreement or its subject matter, or including the name, trade name, trade mark, or symbol of EDS or any affiliate of EDS, shall be coordinated with and approved in writing by EDS prior to the release thereof. Chordiant shall not represent directly or indirectly that any Licensed Software or Service provided by Chordiant to EDS has been approved or endorsed by EDS or include the name, trade name, trade mark, or symbol of EDS or any affiliate of EDS on a list of Chordiant's customers without EDS' express written consent.

8.8  Dispute Resolution. In the event of any disagreement regarding
     ------------------
     performance under or interpretation of this Agreement and prior to the commencement of any formal proceedings, the parties shall continue performance as set forth in this Agreement and shall attempt in good faith to reach a negotiated resolution by designating a representative of appropriate authority to resolve the dispute.

8.9  Electronic Communications. If Chordiant and EDS mutually agree, business
     -------------------------
     communications between the parties, including, but not limited to, purchase orders, invoices, and payment may be submitted electronically. In such case, the parties shall mutually agree in writing upon supplemental terms and conditions, including technical standards, for the electronic exchange of such items.

8.10 Proposals and Special Projects. EDS may request a written proposal, quote,
     ------------------------------
      or bid from Chordiant for the provision of Licensed Software and/or Services for a specific EDS project which may be governed by separately negotiated terms and conditions. In such event, any Licensed Software and Services obtained for such project shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement.

8.11 Governmental Customers. This Agreement shall apply to the acquisition
     ----------------------
     of Licensed Software or Services for use in or in support of the performance of, or resale under, a contract with a state, county, or local governmental entity (a "Governmental Customer"). Chordiant and EDS may negotiate in good faith a supplemental agreement incorporating required flow-down provisions or other provisions relating to, applicable to, or required by such Governmental Customer or the proposed contract between EDS and such Governmental Customer. All Licensed Software and Services obtained pursuant to this Section shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement, including purchases made by EDS in support of the United States

     Federal Government under a separate contract with Chordiant. EDS shall not provide Product to the United States Federal Government or any agency thereof under this Agreement.

8.12 International Business. This Agreement shall apply to the acquisition
     ----------------------
     of Licensed Software and Services for use in or in support of the performance or remarketing of Licensed Software and Services in countries outside the United States and its territories. Chordiant and EDS and/or their respective agents, distributors, or Affiliates authorized to conduct business in such countries may negotiate in good faith supplemental agreements incorporating further terms and conditions required by local law. All Licensed Software and Services obtained pursuant to this Section shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement.

8.13 Compliance with Laws. In the performance of Services or the provision
     --------------------
     of Licensed Software pursuant to this Agreement, Both parties shall comply with the requirements of all applicable laws, ordinances, and regulations of the United States or any state, country, or other governmental entity. In particular, the parties agree, as applicable, to comply with the United States Export Administration Act, Executive Order No. 11246, as amended by Executive Order No. 11375, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the Rehabilitation Act of 1973, the Immigration Reform and Control Act of 1986, the Foreign Corrupt Practices Act, and the Americans With Disabilities Act. This Section incorporates by reference all provisions required by such laws, orders, rules, regulations, and ordinances.

8.14 Labor. Chordiant shall comply with any labor jurisdictions applicable
     -----
     to Chordiant's performance pursuant to this Agreement and shall cooperate with EDS in resolving any disputes resulting from any jurisdictional or labor claims or stoppages. Upon request by Chordiant, EDS shall provide to Chordiant clarification and guidelines regarding relationships with labor and Chordiant's responsibilities with respect thereto.

8.15 Export. Neither party shall export any Licensed Software or  information
     ------
     protected hereunder by an obligation of confidentiality from the United States, either directly or indirectly, without first obtaining a license or clearance as required from the U.S. Department of Commerce or other agency or department of the United States Government.

8.16 Notices. Wherever one party is required or permitted to give notice to
     -------
     the other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, when mailed by registered or certified mail, return receipt requested, postage prepaid, or when sent by a third party courier service where receipt is verified by the receiving party's acknowledgment, and addressed as follows:

     In the case of EDS:

     Electronic Data Systems Corporation
     5400 Legacy Drive
     Plano, Texas 75024
     Attn: Manager, Contracts Administration

     In the case of Chordiant:

     CHORDIANT SOFTWARE, INC.
     1810 Embarcadero Rd.

     Palo Alto, CA 94303-3308
     Attn: Contracts Administrator

     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective; first class, postage prepaid, mail shall be acceptable for provision of change of address notices.

8.17 Force Majeure.  The term "Force Majeure" shall be defined to include
     -------------
     fires or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand, or requirement of any governmental agency.

     (a) A party whose performance is prevented, restricted, or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition and takes all reasonable steps to avoid or remove such causes of nonperformance and immediately continues performance whenever and to the extent such causes are removed.

     (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than thirty (30) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, the Purchase Order or any portion thereof covering the delayed Products or Services.

     (c) If a Force Majeure condition or other delay by Chordiant causes EDS to terminate its business relationship with a third party for whom delayed Products were ordered and EDS has no alternative use for the Products after using reasonable efforts to relocate or otherwise utilize the Products, then EDS may terminate the applicable Purchase Order and Chordiant shall refund to EDS all amounts paid thereunder.

8.18 Severability.  If, but only to the extent that, any provision of this
     ------------
     Agreement is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

8.19 Waiver.  Any waiver of this Agreement or of any covenant, condition, or
     ------
     agreement to be performed by a party under this Agreement shall (i) only be valid if the waiver is in writing and signed by an authorized representative of the party against which such waiver is sought to be enforced, and (ii) apply only to the specific covenant, condition or agreement to be performed, the specific instance or specific breach thereof and not to any other instance or breach thereof or subsequent instance or breach.

8.20 Remedies. Except with respect to remedies that have been identified as
     --------
     sole and exclusive remedies, all remedies set forth in this Agreement, or available by law or equity shall be cumulative and not alternative, and may be enforced concurrently or from time to time.

8.21 Survival of Terms.  Termination or expiration of this Agreement for any
     -----------------
     reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

8.22 Nonexclusive Market and Purchase Rights.  It is expressly understood and
     ---------------------------------------
     agreed that this Agreement does not grant to Chordiant an exclusive right to provide to EDS any or all of the Licensed Software and Services and shall not prevent EDS from developing or acquiring from other suppliers computer software programs or services similar to the Licensed Software and Services. Chordiant agrees that acquisitions by EDS pursuant to this Agreement shall neither restrict the right of EDS to cease acquiring nor require EDS to continue any level of such acquisitions. Estimates or forecasts furnished by EDS to Chordiant prior to or during the term of this Agreement shall not constitute commitments.

8.23 GOVERNING LAW.  THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS
     -------------
     AGREEMENT SHALL NOT BE GOVERNED BY THE PROVISIONS OF THE 1980 UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. RATHER THESE RIGHTS AND OBLIGATIONS SHALL BE GOVERNED BY THE LAWS, OTHER THAN CHOICE OF LAW RULES, OF THE STATE OF TEXAS.

8.24 Entire Agreement.  This Agreement constitutes the entire and exclusive
     ----------------
     statement of the agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed in the Agreement. This Agreement shall not be amended except by a written agreement signed by both parties. All exhibits, documents, and schedules referenced in this Agreement or attached to this Agreement, and each Purchase Order are an integral part of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and any such exhibits, documents, or schedules, the terms of this Agreement shall be controlling unless otherwise stated or agreed. In the event of a conflict between the terms and conditions of this Agreement and a Purchase Order issued in accordance with Article II, the Purchase Order shall be controlling with respect to those transactions covered by that Purchase Order. Any other terms or conditions included in any shrink-wrap license agreements, quotes, invoices, acknowledgments, bills of lading, or other forms utilized or exchanged by the parties shall not be incorporated in this Agreement or be binding upon the parties unless the parties expressly agree in writing or unless otherwise provided for in this Agreement.

     IN WITNESS WHEREOF, Chordiant and EDS acknowledge that each of the provisions of this Agreement were expressly agreed to and have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

ELECTRONIC DATA SYSTEMS CORPORATION      CHORDIANT SOFTWARE, INC.

By: /s/ Joe B. Dorfmeister               By: /s/ Steven R. Springsteel

Printed Name: Joe B. Dorfmeister        Printed Name: Steven R. Springsteel

Title: Contract Manager                  Title: EVP/CFO

Date: 7/23/98                            Date: July 24, 1998

                                         Fed. Tax ID #: 93-1051328

                                   EXHIBIT A
                            EDS BUSINESS PRACTICES
                            ----------------------

     EDS' suppliers have played a key role in our continuous growth and success. We sincerely appreciate your support. In order to avoid any conflict of interest between our suppliers and EDS employees and to keep business relationships on a professional basis, EDS has established and briefed its employees on the following business practices. Please review these business practices carefully and give a copy of this Exhibit to any of your associates who have a need to know.

1. EDS expects its suppliers to provide a quality product or service for which they will be fairly paid.

2. In selecting suppliers, EDS will test the market to assure quality of service and fairness of price.

3. No EDS employee is to ask for anything of value from a supplier. Gifts from a supplier such as tickets to athletic events, concerts or the theater, personal travel, or any type of personal item are discouraged by our business practices.

4. If any EDS employee is offered or accepts an item of value from a supplier, the employee is to report it to the appropriate EDS management.

5. If any EDS employee engages in any type of unethical behavior such as requesting anything of value from a supplier, the supplier is requested to report the incident to the Director of Purchasing or the General Counsel of EDS.

6. Occasional meals during visits to a supplier's facilities or a customer's location during which a supplier incurs normal and reasonable marketing expenses are acceptable. The EDS employee is required to report such meal expenses to their management.

     EDS appreciates your cooperation in complying with these business practices.

                                   EXHIBIT B
                           CHARGES, PRICES, AND FEES
                           -------------------------


LICENSED SOFTWARE and Services:
------------------------------

EDS shall be entitled to a forty percent (40%) discount off Chordiant's then current list price on all products for a period of one year from the Effective Date, except that such discount will not apply to licenses for Chordiant CCS Development Systems for Systems Integrators. The parties shall negotiate in good faith, EDS' discount commencing on the one (1) year anniversary of the Effective and thereafter, but in no event shall such negotiated discount be less than thirty percent (30%). During the period after the one (1) year anniversary but prior to such negotiated discount being agreed upon, EDS shall be entitled to purchase Products at a thirty five percent (35%) discount.

The Services discount shall be twenty percent (20%) off Chordiant's then current list price; except EDS shall be entitled to a twenty five percent (25%) discount on educational Services.

Chordiant's Product offering and North American list price for such Products, and Services price list, as of the Effective Date is attached. If Products are being purchased for international use, a fifteen percent (15%) uplift must be added to the discounted price.

Notes:

1. An initial purchase to support an EDS customer must include one of the following two Product sets at a minimum: 1) Chordiant CCS Foundation with Chordiant CCS ChorApps, or 2) Chordiant CCS Development System for system integrators with Chordiant CCS Reference Applications. Additional purchases of such Products can be made individually. The two Product sets do not have to be installed at the same Site, for example, Chordiant CCS Foundation with Chordiant CCS ChorApps could be installed at Site A and Chordiant CCS Development System for system integrators with Chordiant CCS Reference Applications at Site B.

2. The Chordiant CCS Foundation License includes one copy of the Client Platform, Server Platform, Telephony Platform, Database Platform, and Electronic Gateways. If additional copies are required they may be purchased as per this Exhibit B.

3. The Chordiant CCS Development System for system integrators License includes one copy of the CCS support client, server, telephony, and database objects and one electronic services facility. The Forte Development System and tools are not included with the CCS Development System, they must be purchased from Forte. Notwithstanding any other provision of this Agreement to the contrary, a license for the Chordiant CCS Development System for Systems Integrators is for the exclusive use of EDS, for the sole purpose of performing development work. Any such development work to be provided to an EDS client who has not previously licensed Chordiant CCS shall be provided within a period not to exceed ninety (90) days without the prior written consent of Chordiant Software.

4. The training fees apply to CCS training conducted at Chordiant CCS University in Palo Alto, California. Students must pay their own travel and related expenses. Training at any other location will be upon terms mutually agreed to and signed by the parties.

5.   If requested by EDS, Chordiant shall provide to EDS one Chordiant CCS
     -------------------
     Center of Excellence Demonstration System license at no charge except for an annual maintenance and support fee of $25,000 per Center of Excellence. With Chordiant's consent, additional Chordiant CCS Center of Excellence Demonstration System licenses will be provided to EDS at no charge except for an annual maintenance and support fee of $25,000 per Center of Excellence. Notwithstanding any other provision of this Agreement to the contrary, a license for a Chordiant CCS Center of Excellence Demonstration System is for the exclusive use of EDS, for the sole purpose of demonstrating Chordiant CCS.

                         Chordiant CCS - Release 1.3
                                 Price List

------------------------------------------------------------------------------------------------
     Global System Integrator License (GSI)                             License Fees
                                                            ------------------------------------
            Product Description                               Required               Optional
------------------------------------------------------------------------------------------------
Chordiant CCS Development System for GSI Centers              $400,000
(Note 6)
      .  Chordiant CCS ChorServices (System Services)
      .  Chordiant CCS ChorObjects (Business Services)
      .  Chordiant CCS Developer Training
           Includes one developer training class for
      10 developers

  GSI Distributed Service Centers Deployment Option
  -------------------------------------------------
    (Note 7)
      .  First Additional GSI Center                                                  $300,000
      .  Second and Subsequent Additional GSI Centers                                 $150,000
           Includes one developer training class for
      each center

  Additional Components
  ---------------------
      .  Client Platform                                                              $ 25,000
      .  Server Platform                                                              $ 25,000
      .  Telephony Platform                                                           $ 50,000
      .  Database Platform                                                            $ 25,000
      .  Electronic Gateways                                                          $ 50,000
------------------------------------------------------------------------------------------------
Chordiant CCS Reference Applications                          $100,000
------------------------------------------------------------------------------------------------
Chordiant CCS Development System Client Licenses
                1 -  50 (per client license fee)                                      $  2,000
               51 - 100                                                               $  1,500
              101 - 200                                                               $  1,250
              201 - 500                                                               $  1,000
------------------------------------------------------------------------------------------------

                         Chordiant CCS - Release 1.3
                                 Price List

-----------------------------------------------------------------------------------------------------------------------------------
Description of Services                                                                  Service Fees
-----------------------------------------------------------------------------------------------------------------------------------
Chordiant CCS Annual Maintenance and Support
     .  End-User Support for Chordiant CCS                                                       20% of Chordiant CCS
        Standard Product (12 Months)                                                             Product License Fee

     .  Developer Support for Chordiant CCS                                                      $14,000. Per Client
        Development System Support - 12 Months                                                   License

     .  Development Support for Chordiant CCS                                                    $8,500. Per Client
        Development System Support - 6 Months                                                     License

-----------------------------------------------------------------------------------------------------------------------------------

Chordiant Consulting Services
     .  Engineer                                                                                 $1,640 per day
     .  Project Manager                                                                          $2,360 per day
     .  Technical Architect                                                                      $2,360 per day
     .  Business Analyst                                                                         $2,360 per day
     .  Chief Technologist                                                                       $2,800 per day

------------------------------------------------------------------------------------------------------------------------------------

Chordiant CCS Services
     .  Systems Integration                                                                      Quote
     .  Installation and Deployment                                                              Quote
     .  Expert Consulting                                                                        Quote

-----------------------------------------------------------------------------------------------------------------------------------

Chordiant CCS University
     .  CCS Developer Enablement Training                                                        $500 Per Day, Per
     .  CCS User Training                                                                        Student
                                                                                                 $325 Per Day, Per
                                                                                                 Student

-----------------------------------------------------------------------------------------------------------------------------------

Chordiant CCS Documentation
     .  Additional Documentation Sets                                                            $1,000 Each

                                   EXHIBIT C
                      THIRD PARTY SYSTEM ACCESS AGREEMENT
                      -----------------------------------

                                     AMONG

                                  {CUSTOMER},

                           CHORDIANT SOFTWARE, INC.

                                      AND

                      ELECTRONIC DATA SYSTEMS CORPORATION

     THIS Third Party System Access Agreement (the "Access Agreement") effective as of {Effective Date}, is by and among {CUSTOMER LEGAL NAME} ("Customer"), CHORDIANT SOFTWARE, INC. ("Chordiant") and ELECTRONIC DATA SYSTEMS CORPORATION ("EDS").


                             W I T N E S S E T H:

     WHEREAS, Chordiant owns certain software products (hereinafter referred to as "Software") more specifically described in the {Chordiant/Customer Agreement Name}, dated {Chordiant/Customer Agreement Date}, between Customer and Chordiant (the "License Agreement"); and

     WHEREAS, Chordiant and EDS have entered into a {EDS/Chordiant Agreement Name}, dated {EDS/Chordiant Agreement Date}, pursuant to which EDS may obtain certain software products and services from Chordiant (the "Master Agreement");

     WHEREAS, Customer and EDS have entered into an information technology services agreement (the "ITS Agreement") pursuant to which EDS will provide data processing and other services ("Services") requiring that EDS have access to the Software; and

     WHEREAS, the parties desire that EDS undertake appropriate contractual commitments to assure that the Software will be used only in accordance with and subject to the terms and conditions of the Master Agreement and this Access Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer, Chordiant and EDS hereby agree as follows:

1. Chordiant hereby grants EDS the right to use, execute, store and display (collectively "Access") the Software set forth in Attachment 1 to this Access Agreement for the purpose of performing its obligations pursuant to the ITS Agreement. The parties agree that EDS' Access of such Software, and Chordiant's support and maintenance obligations with respect to the Software, shall be governed by the terms and conditions of the Master Agreement; provided, however, EDS may Access the Software for the sole and exclusive purpose of providing Services on behalf of Customer.

2. Customer shall be entitled to all protections under the Master Agreement, including, but not limited to, proprietary rights indemnification as defined in the Master Agreement.

3. The parties agree that EDS shall be Customer's agent for payment of any fees due to Chordiant under the Master Agreement from the date of this Access Agreement until Chordiant is notified otherwise. In the event of a conflict between this Access Agreement and the License Agreement, this Access Agreement will prevail.

4. This Access Agreement shall commence as of the date first set forth above and shall continue in effect until the earlier of (i) the termination of the ITS Agreement, (ii) Chordiant's receipt of written notice from EDS that EDS' need to Access the Software has ceased, or (iii) the termination of the License Agreement. Upon termination of this Access Agreement, EDS shall discontinue all use of the Software and; provided that the License Agreement has not terminated, Customer's continued use of and Chordiant's support and maintenance obligations with respect to the Software shall be governed by the terms and conditions of the License Agreement. At such time, EDS shall have no further liability or responsibility with respect to such Software.


     IN WITNESS WHEREOF, the parties have caused this Access Agreement to be executed as of the dates indicated.

CHORDIANT SOFTWARE, INC.                           {CUSTOMER}

By:____________________________       By:_________________________________

Printed Name:________________   Printed Name:________________________

Title:_______________________   Title:_______________________________

Date:__________________________       Date:_______________________________

ELECTRONIC DATA SYSTEMS CORPORATION

By:____________________________

Printed Name:________________

Title:_______________________

Date:__________________________

                                  Exhibit D

                              Education Services
                              ------------------

                                  ATTACHMENT 1

                                    SOFTWARE

     This Attachment 1 shall automatically be deemed to include any and all software products obtained by Customer from Chordiant after the effective date of the ITS Agreement.

                                   EXHIBIT D
                               EDUCATION SERVICES
                               ------------------

1.   Certain Definitions.  The following definitions apply to this Exhibit:
     -------------------

     (a) "EDS Students" means employees of EDS and employees of EDS' customers or suppliers who receive Education Services and participate as students.

     (b) "Education Services" includes, but is not limited to, student and instructor training, and time and material services provided or to be provided by Chordiant pursuant to the Agreement and this Exhibit.

     (c) "Location" means the place where Education Services are performed or are to be performed and/or where Documentation for Education Services is to be delivered.

2.   Supplemental Chordiant Obligations.  Chordiant will provide to EDS the
     ----------------------------------
     Education Services specified in each Purchase Order in accordance with the terms and conditions set forth in this Agreement and this Exhibit and will:

     (a) Designate an individual who will be EDS' contact person at Chordiant during the term of this Agreement and who shall have the authority and power to make management decisions relating to Education Services on behalf of Chordiant. Such individual shall provide, at the request of EDS and within a reasonable period of time, any requested management decisions. Chordiant may change the contact person upon notice to EDS.

     (b) Provide sufficient class documentation for each EDS Student at no charge to EDS. EDS Students may retain all such class documentation after completion of the Educational Services to which such Documentation applies.

     (c) Provide necessary education aids, such as references, films, overheads, or other similar instructional aids for use with Education Services.

     (d) If Education Services are to occur at an EDS Location, request in writing in advance, any education or audiovisual materials or equipment which should be present at the EDS Location for use in teaching. Such materials or equipment may include, but shall not be limited to, overhead projectors, film projectors, flip charts, boards and markers, personal computers for EDS Students' use, etc. ("Training Aids").

     (e) For Education Services which occur at an EDS Location, allow for the substitution or cancellation of EDS Students at no additional charge.

     (f) Provide to EDS, within thirty (30) days of the end of each calendar quarter, a written report for the previous quarter indicating the Location, the dates, the aggregated Charges paid by EDS, and the number of EDS Students in attendance for all Education Services provided by Chordiant during the previous quarter.

     (g) Provide sufficient Employees for each Education Service offering to maintain a maximum student-to-instructor ratio of twelve (12) students to one (1) instructor, unless otherwise agreed. In the provision of "train-the-trainer" Services, Chordiant will provide sufficient Employees to maintain a maximum student-to-instructor ratio of six (6) students to one (1) instructor.

3.   Supplemental EDS Obligations.  EDS will, at its own cost and expense,
     ----------------------------
     provide classroom facilities and reasonable and necessary Training Aids, based on availability and discretion, for classes at an EDS Location.

4.   Open and Closed Education Services.  A Purchase Order shall indicate if a
     ----------------------------------
     course is "open," which means that EDS Students and other commercial students may attend the course, or "closed," which means the course is only available to EDS Students. Public classes at Chordiant's Location shall always be considered open.

5.   Charges.  Where EDS is paying for Education Services on a flat fee per
     -------
     class basis, EDS shall not be required to pay any additional sums in the event of student substitution or the student fails to attend the class without notice. Where EDS is paying for the Education Services on a flat fee per student basis, EDS may cancel a Student at no charge to EDS by providing Chordiant more than seven (7) days advance notice of such cancellation. EDS shall pay fifty percent (50%) of the student's class fees if cancellation occurs within seven (7) days of the class date.

                                   EXHIBIT E
                              DEVELOPMENT SERVICES
                              --------------------

1.   Developed Software.  "Developed Software" means computer software programs,
     ------------------
     including Development Documents (as later defined in this Agreement), developed or to be developed by Chordiant and/or Employees pursuant to this Agreement. The parties agree that the definition of Work Product(s) shall be modified to include Developed Software.

2.   Provision of Development Services.  Chordiant shall perform development
     ---------------------------------
     Services to the extent agreed upon by the parties for a particular EDS project (the "Project"). With respect to each Project, the parties shall agree in writing upon supplemental terms and conditions applicable to the performance of the Project including, for example and without limitation,
     (i) a price and milestone payment schedule, (ii) a Project performance schedule, including the appropriate work steps and phases, (iii) Applicable Specifications, (iv) functional and detailed design specifications, and (v) a schedule of those items or tasks to be performed by Chordiant which must be approved by EDS or performed to the satisfaction of EDS ("Deliverables"). The terms and conditions established for a Project shall be incorporated in this Agreement, and may be amended upon the mutual written agreement of the Project Managers (as later defined in this Agreement). The Section of this Agreement titled "Time and Materials Services" shall also apply to the Project if the development Services are performed on a time and materials basis.

3.   Project Management.  For each Project, Chordiant and EDS shall each
     ------------------
     designate a project manager (the "Project Managers") who shall have the responsibilities set forth in this Exhibit and as otherwise agreed upon by the parties. Each Project Manager shall be responsible for providing timely management decisions as required or requested relating to the Project. From time to time at the request of the EDS Project Manager, the Chordiant Project Manager shall provide to the EDS Project Manager a written report of the status of the Project.

4.   Approval of Deliverables.  The supplemental Project terms and conditions
     ------------------------
     shall establish time frames for the acceptance process of Deliverables; any reference to dates or time periods in this Section shall mean the dates mutually agreed upon by the parties in, or determined in accordance with, such terms and conditions. The Chordiant Project Manager shall submit each Deliverable to the EDS Project Manager on or before the specified delivery date. Within the established time frame, EDS shall approve or disapprove the Deliverable by providing written notice to Chordiant. EDS shall describe in any disapproval the ways in which the Deliverable fails to conform to the established requirements and/or the Applicable Specifications for the Project or portion thereof; EDS may also suggest corrections or improvements which may cause the Deliverable to meet such standard. Chordiant shall resubmit the Deliverable to EDS for approval as provided in this Section, within the established cure period. EDS may extend the period of time for resubmission of the Deliverable if Chordiant submits a written request outlining the specific reasons why Chordiant cannot comply with the requirements together with

     Chordiant's proposed alternative schedule for resubmission of the Deliverable. Chordiant may submit draft versions of a Deliverable prior to the required date for the informal comment of the EDS Project Manager. EDS' approval of a Deliverable only indicates that EDS has reviewed the Deliverable and detected no errors or omissions sufficient enough to warrant the withholding or denial of payment, if any, for such Deliverable. EDS' approval of a Deliverable does not discharge Chordiant's obligation to provide a completed Developed Software that as a whole conforms to the Applicable Specifications.

5.   Acceptance Testing Procedures.  In connection with each Project, the
     -----------------------------
     parties shall mutually agree upon appropriate acceptance testing criteria and procedures for the Developed Software. The applicable acceptance testing criteria and procedures must be successfully satisfied and performed prior to EDS' acceptance of the Developed Software. If any defects or deficiencies are discovered during acceptance testing, EDS shall so notify Chordiant, and Chordiant shall have thirty (30) days from receipt of such notice to correct the deficiencies. If necessary, Chordiant and EDS may mutually agree upon an additional time period in order to continue acceptance testing of the corrected Developed Software. For purposes of an item of Developed Software, the term "Acceptance Date" shall mean the date when the Developed Software successfully satisfies the applicable acceptance testing criteria. Acceptance of an item of Developed Software does not waive any warranty rights provided in this Agreement for Developed Software.

6.   Change Orders.  By providing written notice to the Chordiant Project
     -------------
     Manager, EDS may request Chordiant to perform additional work or changes within the general scope of the Project and Chordiant agrees to perform such work or changes. If a change causes an increase or decrease in the price or time required for performance as mutually determined by the Project Managers, a negotiated adjustment shall be made in the Project price and/or performance schedule. Changes outside the general scope of the Project shall be governed by the following Section.

7.   Additional Work.  By providing written notice to the Chordiant Project
     ---------------
     Manager, EDS may request Chordiant to perform additional Services outside the general scope of a Project. At its option, Chordiant may submit, at no charge to EDS, a written proposal for such Services including a price/cost proposal, expenses related to travel, lodging and meals, a delivery schedule, and any other information reasonably related to such request. Within a reasonable time period requested by Chordiant, EDS shall accept or reject such proposal. If Chordiant chooses not to provide a proposal in response to EDS' request, Chordiant shall promptly notify EDS.

8.   Ownership of Developed Software.  EDS shall have Ownership Rights in and to
     -------------------------------
     all Developed Software, whether completed or partially completed, and all documents developed or exchanged during or in support of a Project, whether completed or partially completed (the "Development Documents") as set forth in the Section titled "Ownership of Intellectual Property Rights" elsewhere in this Agreement. To the extent that Existing Materials are required in order to use the Developed Software as contemplated in this

     Agreement, Chordiant shall grant to EDS, its subsidiaries and affiliates rights as set forth in the Section titled "Use of Existing Materials" elsewhere in this Agreement.

9.   Remedies for Failure to Perform.  If Chordiant defaults in the performance
     -------------------------------
     of a Project EDS may, in its sole discretion, elect to (i) terminate the Project, return to Chordiant all Development Documents and receive a refund from Chordiant of all amounts paid to Chordiant with respect to the Project, (ii) enter into a joint development effort with Chordiant to complete the Project at no additional charge to EDS, (iii) extend the time for Chordiant performance at no additional charge to EDS, (iv) continue development itself or in connection with a third party, and/or (v) terminate the Project. The foregoing remedies do not constitute exclusive remedies. In the event EDS elects to continue development efforts itself, or to continue development efforts with the involvement of a third party, Chordiant shall provide to EDS all Chordiant proprietary or other information reasonably required to complete such development. EDS agrees that any third parties pursuing such development with EDS shall agree to comply with non-disclosure and confidentiality provisions to protect Chordiant's information. EDS may use the information as necessary in order to complete the Project.

10.  Rights Upon Project Completion.  Upon completion or termination of a
     ------------------------------
     Project for any reason, Chordiant shall provide to EDS all copies of all Developed Software and Development Documents, whether completed or partially completed, (except if EDS elects (i) in the previous Section) and shall return to EDS any and all copies of all information provided by EDS to Chordiant in connection with the Project. EDS shall be entitled to obtain maintenance and support Services for Developed Software under the Sections governing support of Licensed Software.

                                   EXHIBIT F
                         RESELLER ACCESS AUTHORIZATION
                         -----------------------------


1. Chordiant hereby grants EDS the right to use, execute, store and display (collectively "Access") the Licensed Software purchased for resale under
     Section 3.6 of this Agreement, for the purpose of performing its service obligations to the ITS Customer.

2. The ITS Customer shall be entitled to all protections under this Agreement, including, but not limited to, proprietary rights indemnification.

3. EDS shall Access the Licensed Software in accordance with the terms and restrictions of this Agreement.

4. Chordiant agrees that EDS shall be the ITS Customer's agent for payment of any fees due to Chordiant for the Licensed Software from the date the ITS Customer signs Chordiant End User License Agreement ("Resale Date"), until Chordiant is notified otherwise.

5. This Reseller Access Authorization shall commence as of the Resale Date and shall continue in effect until the earlier of (i) Chordiant's receipt of written notice from EDS that EDS' need to Access the Licensed Software has ceased, or (ii) the termination of the Chordiant End User License Agreement. Upon termination of Access, EDS shall discontinue all use of the Licensed Software. Provided that the End User License Agreement has not terminated, the ITS Customer's continued use of and Chordiant's support and maintenance obligations with respect to the Licensed Software shall be governed by the terms and conditions of the Chordiant End User License Agreement. At such time, EDS shall have no further liability or responsibility with respect to such Licensed Software.

6. During the period of EDS' Access, in the event of any conflict between this Agreement and the Chordiant End User License Agreement with the ITS Customer, this Agreement will prevail.

                                   EXHIBIT G
                          THIRD PARTY LETTER AGREEMENT
                          ----------------------------

This letter agreement (the "Agreement") dated ____ is by and between ______("Third Party Provider"), Electronic Data Systems Corporation and its Affiliates ("EDS"), and Chordiant Software, Inc. and its Affiliates ("Chordiant").

     For purposes of this Agreement, "Affiliates" of a party shall mean any corporation or other legal entity owning, directly or indirectly, ten percent (10%) or more of the voting capital shares of such party; any corporation or other legal entity ten percent (10%) or more of the voting capital shares (or equivalent control) of which is owned, directly or indirectly, by such party, as applicable; or any corporation or other legal entity ten percent (10%) or more of the voting capital shares (or equivalent control) of which is owned, directly or indirectly, by a corporation or other legal entity owning, directly or indirectly, ten percent (10%) or more of the voting capital shares (or equivalent control) of such party.

Chordiant and Third Party Provider have entered into an agreement dated ___ ("Chordiant Agreement") pursuant to which Chordiant has obtained the right to use and distribute (description or name of software to be provided) ("Third Party Software") to licensees of Chordiant's products, provided that Chordiant includes in all license agreements with such licensees certain terms and conditions regarding the use of such Third Party Software ("Pass Thru Terms").

EDS and Third Party Provider have entered into an agreement dated ____ (the "EDS Agreement"), pursuant to which EDS has obtained the rights to use the Third Party Software.

Third Party Provider hereby authorizes Chordiant to distribute to EDS the Third Party Software for use with Chordiant's products without a license agreement containing the Pass Thru Terms, and agrees that Chordiant shall remain obligated to pay to Third Party Provider any amounts that may be due to Third Party Provider as a result of such distribution pursuant to the Chordiant Agreement.

EDS and Third Party Provider agree that EDS' use of the Third Party Software shall be pursuant to the EDS Agreement.

Third Party Provider hereby forever generally and completely releases and discharges Chordiant, its servants, agents, directors, officers and employees, and all others, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to the Chordiant's distribution of the Third Party Software to EDS. This release, notwithstanding Section 1542 of the California Civil Code which provides that "a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor," shall be a full and final release.

The parties by their duly authorized representatives have executed this Agreement as of the date above.

Chordiant Software, Inc.        Electronic Data Systems Corporation

By: _____________________________           By:_____________________________

Name:____________________________           Name: __________________________

Title: __________________________      Title:____________________________

[Third Party Provider]
By: _____________________________

Name:____________________________

Title: __________________________

                                   EXHIBIT H
                      END USER SOFTWARE LICENSE AGREEMENT
                      -----------------------------------

Chordiant will provide EDS with a copy of the End User Software License Agreement whenever it is revised by Chordiant. EDS will have thirty (30) days to begin using such revised new End User Software License Agreement from receipt.

                          Chordiant CCS - Release 1.3

                                  Price List


--------------------------------------------------------------------------------
                   End-User License                             License Fees
                 Product Description                          Required  Optional
--------------------------------------------------------------------------------
Chordiant CCS Foundation (Note 1)                            $750,000
      . Chordiant CCS ChorServices (System Services)
      . Chordiant CCS ChorObjects  (Business Services)

    Distributed Service Centers Deployment Option
    ---------------------------------------------
     (Note 2)
      . First Additional Center                                         $375,000
      . Second & Subsequent Additional Centers                          $187,500
    Additional Components
    ---------------------
      . Client Platform                                                 $ 25,000
      . Server Platform                                                 $ 25,000
      . Telephony Platform                                              $ 50,000
      . Database Platform                                               $ 25,000
      . Electronic Gateways                                             $ 50,000

--------------------------------------------------------------------------------
Chordiant CCS ChorApps (Applications)                         $600,000
--------------------------------------------------------------------------------
Chordiant CCS Runtime Client Licenses
                   1 -  50                                                $950
                  51 - 100                                                $850
                 101 - 200                                                $750
                 201 - 500                                                $650
                 501 +                                                 Negotiate
                                                                            d
--------------------------------------------------------------------------------



                                      B-3